                                                                  EXHIBIT 10.50


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                           REVOLVING CREDIT AGREEMENT

                         DATED AS OF NOVEMBER 13, 1998

                                     AMONG

                                 GAINSCO, INC.,
                             GAINSCO SERVICE CORP.

                                      AND

                     BANK ONE, TEXAS, NATIONAL ASSOCIATION

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

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT (this "AGREEMENT") is entered into as of the 13th day of November, 1998 by and between GAINSCO, INC., a Texas corporation ("GAINSCO"), and GAINSCO SERVICE CORP., a Texas corporation ("GSC") (each a "BORROWER" and collectively, "BORROWERS"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association ("LENDER").

                              W I T N E S S E T H:

         Borrowers have requested that Lender provide Borrowers with a revolving credit facility to fund operating capital and for other lawful general corporate purposes.

         Lender is willing to provide such a facility to Borrowers upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITION OF TERMS

         1.1. DEFINITIONS. As used in this Agreement, all exhibits and schedules hereto and in any note, certificate, report, or other Loan Documents made or delivered pursuant to this Agreement, the following terms have the respective meanings assigned to them in this SECTION 1 or in the Section or recital referred to below:

         "ACQUIRED COMPANIES" means National Specialty Lines, Inc., De La Torre Insurance Adjusters, Inc. and Lalande Financial Group, Inc.

         "ACQUISITION/SALE CAP" has the meaning set forth in SECTION 7.8.

         "ADJUSTED EURODOLLAR RATE" means, with respect to any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the quotient of (a) the Eurodollar Rate with respect to such Interest Period, divided by (b) the remainder of 1.00 minus the Eurodollar Reserve Requirement in effect on such date.

         "ADVANCE" means (a) the disbursement by Lender of a sum or sums lent to any Borrower pursuant to this Agreement, (b) the conversion of a Borrowing from one type of Borrowing to another type of Borrowing pursuant to SECTION 2.13, and (c) the continuation of a Eurodollar Borrowing to a new Interest Period pursuant to SECTION 2.13.

         "ADVANCE DATE" has the meaning set forth in SECTION 2.2(a).

         "AFFILIATE" of any Person means any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person.


REVOLVING CREDIT AGREEMENT - PAGE 1
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(GAINSCO/Bank One)

         "AGREEMENT" means this Revolving Credit Agreement, including the SCHEDULES and EXHIBITS hereto, as the same may be renewed, extended, amended, or modified from time-to-time.

         "APPLICABLE MARGIN" means, at the time of determination thereof, the interest margin over the Base Rate or the Adjusted Eurodollar Rate, as the case may be, as follows:

                APPLICABLE MARGIN             APPLICABLE MARGIN
                    BASE RATE                     EURODOLLAR
                    BORROWINGS                    BORROWINGS
                -----------------             -----------------

                       -0-%                          1.75%

         "APS" means Agents Processing Systems, Inc., a Texas corporation.

         "BASE RATE" means the variable rate of interest established from time-to-time by Lender as its general reference rate of interest (which rate of interest may not be the lowest, best or most favorable rate charged by Lender on loans to its customers). Each change in the Base Rate shall become effective without prior notice to Borrowers automatically as of the opening of business on the date of such change in the Base Rate.

         "BASE RATE BORROWING" means any portion of the Principal Debt with respect to which the interest rate is calculated by reference to the Base Rate.

         "BORROWING" means a Eurodollar Borrowing or a Base Rate Borrowing.

         "BUSINESS DAY" means (a) for all purposes, any day other than a Saturday, Sunday, or day on which national banks are authorized to be closed under the laws of the State of Texas, and (b) for purposes of any Eurodollar Borrowing, a day that satisfies the requirements of CLAUSE (A) and is a day when commercial banks are open for domestic or international business in London.

         "CAPITAL EXPENDITURES" means expenditures by any Person that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the balance sheet of such Person.

         "CAPITAL LEASE" means, for any Person, any capital lease or sublease that has been (or under GAAP should be) capitalized on a balance sheet of such Person.

         "CASH EQUIVALENT INVESTMENT" means any Investment (a) in direct obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United States of America or any agency thereof, (b) commercial paper rated in the highest grade by two (2) or more national credit rating agencies and maturing not more than 180 days from the date of creation thereof, (c) publicly traded bonds rated BBB- or higher by Standard & Poor's Rating Service and Baa3 or higher by Moody's Investors Services, Inc. and (d) time deposits with, and certificates of deposit and bankers' acceptances issued by, commercial banks in the United States, provided, however, that any time deposits, certificates of deposit or bankers' acceptances

REVOLVING CREDIT AGREEMENT - PAGE 2
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(GAINSCO/Bank One)
in excess of $100,000 may only be with, or issued by, Lender or any United States bank having unimpaired capital and surplus aggregating at least $1,000,000,000.00.

         "CASH INTEREST EXPENSE" means (without duplication), for the Companies for any period, total interest expense in respect of Indebtedness actually paid or that is payable during such period, including, without limitation, all commissions, discounts, and other fees and charges with respect to letters of credit, but excluding interest expense not payable in cash, all as determined in accordance with GAAP.

         "CHANGE IN CONTROL" means after the date of this Agreement any person or group of persons (within the meaning of Section 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") relating to such sections) shall, without first obtaining the written consent of Lender, have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act), directly or indirectly, of 25% or more, on a fully diluted basis, of the outstanding shares of Common Stock.

         "CLOSING DATE" means November 13, 1998.

         "CODE" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated and rulings issued thereunder.

         "COLLATERAL" has the meaning set forth in SECTION 3.

         "COLLATERAL DOCUMENTS" means all security agreements, pledge agreements, guaranty agreements, and other agreements or documents executed or delivered to secure repayment of the Obligation or any part thereof.

         "COMMITMENT USAGE" means, as of any date, the Principal Debt.

         "COMMON STOCK" means the common stock of GAINSCO, $.10 par value per share.

         "COMPANIES" means Borrowers, the Insurance Subsidiaries and the Grantor Subsidiaries and "COMPANY" means any one of the Companies.

         "COMPANY ACTION LEVEL RISK-BASED CAPITAL" means, as to any Insurance Subsidiary, the greater of such Insurance Subsidiary's Company Action Level Risk-Based Capital (i) as defined in the Risk-Based Capital for Insurers Model Act adopted by the NAIC and (ii) as determined by any applicable Insurance Regulatory Authority.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT A, executed by an authorized officer of each Borrower, stating that a review of the activities of the Companies during the subject period has been made under such Person's supervision and that the Companies have performed each and every obligation and covenant contained herein and the other Loan Documents and are not in default under any of the same or, if any such default shall have occurred, then specifying the nature and status thereof, and setting forth a computation in

REVOLVING CREDIT AGREEMENT - PAGE 3
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(GAINSCO/Bank One)
reasonable detail as of the end of the period covered by such statements, of compliance with SECTIONS 7.15 through 7.22.

         "CONSOLIDATED NET INCOME" means, for GAINSCO and its Subsidiaries determined on a consolidated basis, for any period, consolidated net earnings (after income taxes) determined in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means, as of any date, the total shareholder's equity of GAINSCO and its Subsidiaries determined on a consolidated basis in accordance with GAAP but excluding net unrealized capital gains.

         "CONSOLIDATED REVENUE" means, for GAINSCO and its Subsidiaries determined on a consolidated basis, for any period, the total revenues of such companies determined in accordance with GAAP but excluding net realized capital gains.

         "CONSTITUENT DOCUMENTS" means, with respect to any Person, its articles or certificate of incorporation, bylaws, partnership agreements, organizational documents, limited liability company agreements, trust agreement, or such other document as may govern such Person's formation, organization, and management.

         "CONTRACT RATE" means (a) with respect to a Base Rate Borrowing, the Base Rate plus the Applicable Margin, and (b) with respect to a Eurodollar Borrowing, the Adjusted Eurodollar Rate plus the Applicable Margin.

         "CURRENT DATE" means a date within 15 days prior to the Closing Date.

         "DEBTOR LAWS" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws from time-to-time in effect affecting the rights of creditors generally.

         "DIVIDENDS" means, with respect to any Stock issued by any Person, (a) the retirement, redemption, purchase, or other acquisition for value of such Stock by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to such Stock by such Person, and (c) any other payment by such Person with respect to such Stock.

         "EBITDA" means (without duplication), for any Person for any period, the sum of (a) net income after taxes, (b) Cash Interest Expense for such period, (c) Federal, state and local income taxes deducted in determining such net income, (d) amortization of goodwill and other intangibles (including, without limitation, deferred financing costs and debt discount) deducted in determining such net income and (e) depreciation, depletion and obsolescence of property, in each case, determined in accordance with GAAP.

         "ENVIRONMENTAL LAWS" means any Legal Requirements pertaining to air, emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, industrial hygiene, or other environmental, health, or safety matters or conditions on, under or about real property or any portion thereof, and similar laws of any Governmental Authority

REVOLVING CREDIT AGREEMENT - PAGE 4
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(GAINSCO/Bank One)
having jurisdiction over real property as such Legal Requirements may be amended or supplemented from time-to-time, and regulations promulgated and rulings issued pursuant to such laws.

         "EQUITY ISSUANCE" means the issuance or sale by any Company of any Stock, or any options, warrants, or other rights to subscribe for or otherwise acquire Stock, of such Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

         "ERISA AFFILIATE" means any Subsidiary or trade or business (whether or not incorporated) which is a member of a group of which any Company is a member and which is under common control with any Company within the meaning of
Section 414 of the Code.

         "EURODOLLAR BORROWING" means any portion of the Principal Debt with respect to which the interest rate is calculated by reference to the Adjusted Eurodollar Rate for a particular Interest Period.

         "EURODOLLAR RATE" means, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) equal to the rate as shown on the display designated as "British Bankers Interest Settlement Rates" on the Telerate System ("TELERATE"), Page 3750 or 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, then such rate shall be the rate independently determined by Lender from an alternate, substantially similar independent source available to Lender or shall be calculated by Lender by a substantially similar methodology as that theretofore used to determine such rate in Telerate.

         "EURODOLLAR RESERVE REQUIREMENT" means, on any day, that percentage (expressed as a decimal fraction) that is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding. Each determination by Lender of the Eurodollar Reserve Requirement shall, in the absence of manifest error, be conclusive and binding.

         "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.1.

         "FIXED CHARGES COVERAGE RATIO" means the ratio of (a) the sum of (1) the greater of (A) the Statutory Earnings of GAIC for the four fiscal quarters ending on the date of determination or (B) 10% of the Statutory Surplus of GAIC at the end of its fiscal quarter ending on the date of determination, (2) the EBITDA of all Subsidiaries of GAINSCO that are not Insurance

REVOLVING CREDIT AGREEMENT - PAGE 5
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(GAINSCO/Bank One)

Subsidiaries for the four fiscal quarters ending on the date of determination,
(3) GAINSCO's revenues, excluding Dividends received from Subsidiaries, for the four fiscal quarters ending on the date of determination, and (4) tax sharing payments received by GAINSCO for the four fiscal quarters ending on the date of determination minus GAINSCO's expenses and taxes for such four fiscal quarters to (b) the sum of (A) the projected Cash Interest Expense for the four fiscal quarters following the date of determination and (B) the scheduled reduction in the Commitment for the four fiscal quarters following the date of determination.

         "FUNDING LOSS" has the meaning set forth in SECTION 2.15(E).

         "GAAP" means those generally accepted accounting principles and practices, applied on a consistent basis, which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board and the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

         "GAIC" means General Agents Insurance Company of America, Inc., an Oklahoma insurance company.

         "GAPFC" means General Agents Premium Finance Company, a Texas corporation.

         "GAINSCO" has the meaning set forth in the first paragraph of this Agreement.

         "GAINSCO PLEDGE AGREEMENT" means the Pledge Agreement by GAINSCO dated the Closing Date whereby GAINSCO grants to Lender a security interest in, among other collateral security, all of the issued and outstanding capital stock of GSC, APS, GAIC, GAPFC and RRA.

         "GAINSCO SECURITY AGREEMENT" means the Security Agreement by GAINSCO dated the Closing Date whereby GAINSCO grants to Lender a security interest in substantially all of its assets.

         "GCMIC" means GAINSCO County Mutual Insurance Company, a Texas mutual insurance company.

         "GOVERNMENTAL AUTHORITY" means, with respect to any Person, any government (or any political subdivision or jurisdiction thereof), court, bureau, agency, or other governmental authority having jurisdiction over such Person or any of its business, operations, or properties. With respect to Insurance Subsidiaries, Governmental Authority shall include such Insurance Subsidiaries' Insurance Regulatory Authorities.

         "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

         "GRANTOR SUBSIDIARIES" means the following wholly owned subsidiaries of GAINSCO: APS, RRA, GAPFC, MGAPFC and the Acquired Companies.

REVOLVING CREDIT AGREEMENT - PAGE 6
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(GAINSCO/Bank One)

         "GSC" has the meaning set forth in the first paragraph of this Agreement.

         "GSC PLEDGE AGREEMENT" means the Pledge Agreement by GSC dated the Closing Date whereby GSC grants to Lender a security interest in, among other things, all of the issued and outstanding capital stock of MGAPFC.

         "GSC SECURITY AGREEMENT" means the Security Agreement dated the Closing Date whereby GSC grants to Lender a security interest in substantially all of its assets.

         "GUARANTY" of any Person means any contract or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including agreements to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof; provided that "Guaranty" shall not include endorsements, in the ordinary course of business, of negotiable instruments or documents for deposit or collection.

         "HAZARDOUS MATERIAL" means any hazardous, toxic, or dangerous waste, substance, or material defined as such in or for the purpose of any Environmental Law.

         "INDEBTEDNESS" means, for any Person, all Liabilities of such Person, excluding accounts payable, deferred taxes, deferred liabilities, and accrued expenses in each case incurred in the ordinary course of business and the payment of which is not past-due (unless payment is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained in accordance with GAAP).

         "INSURANCE REGULATORY AUTHORITY" means each insurance department or similar administrative authority or agency which regulates any Insurance Subsidiary.

         "INSURANCE SUBSIDIARIES" means each Subsidiary of Borrowers that is an operating insurance company including, without limitation, GAIC, MGAIC and GCMIC.

         "INTANGIBLE ASSETS" of any Person means those assets of such Person which are (a) deferred assets, other than prepaid insurance and prepaid taxes,
(b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses, and other similar assets which would be classified as intangible assets on a balance sheet of such Person, (c) unamortized debt discount and expense, and (d) assets located, and notes and receivables due from obligors domiciled, outside of the United States of America.

         "INTANGIBLE RIGHTS" means, for any Person, any permits, franchises, licenses, patents, trademarks, trade names, intellectual property rights, technology, know-how, and processes of such Person.

         "INTEREST PERIOD" means, with respect to a Eurodollar Borrowing, a period commencing:

               (a) on the Advance Date thereof; or


REVOLVING CREDIT AGREEMENT - PAGE 7
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(GAINSCO/Bank One)

               (b) on the conversion date pertaining to such Eurodollar Borrowing, if such Eurodollar Borrowing is made pursuant to a conversion as described in SECTION 2.13; or

               (c) on the last day of the preceding Interest Period in the case of a rollover to a successive Interest Period;

               (d) and ending one (1) month, two (2) months or three (3) months thereafter, as Borrowers shall elect in accordance with SECTION 2.12 or SECTION 2.13, provided that:

                    (i) any Interest Period that would otherwise end on a day
               which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Business Day;

                    (ii) any Interest Period that begins on the last Business
               Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month or at the end of such Interest Period) shall, subject to clause (i) above, end on the last Business Day of a calendar month; and

                    (iii) if the Interest Period for any Eurodollar Borrowing
               would otherwise end after the final maturity date of the Note, then such Interest Period shall end on the final maturity date of the Note.

         "INVESTMENT" in any Person means any investment, whether by means of Stock purchase, loan, advance, extension of credit, capital contribution, or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

         "LALANDE ACQUISITION" means the acquisition by GAINSCO of the capital stock of the Acquired Companies pursuant to the Purchase Agreement.

         "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multi-national, or other administrative order, constitution, law, ordinance, regulation, statute, or treaty as in effect on the date in question.

         "LIABILITIES" means (without duplication), with respect to any Person, all indebtedness, obligations, and liabilities of such Person, including without limitation (a) all "liabilities" which would be reflected on a balance sheet of such Person, (b) all obligations of such Person in respect of any Guaranty, letter of credit, or bankers' acceptance, (c) all obligations of such Person in respect of any Capital Lease, (d) all obligations, indebtedness, and liabilities secured by any lien or any security interest on any property or assets of such Person, and (e) any obligation to redeem or repurchase any of such Person's Stock.

         "LICENSES" has the meaning set forth in SECTION 5.26.


REVOLVING CREDIT AGREEMENT - PAGE 8
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(GAINSCO/Bank One)

         "LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Collateral Documents, and any agreements, documents (and with respect to this Agreement, and such other agreements and documents, any renewals, extensions, amendments, or supplements thereto), or certificates at any time executed or delivered pursuant to the terms of this Agreement.

         "MANAGEMENT AGREEMENT" means the Management Contract dated October 12, 1992 between GSC and GCMIC, as the same may be amended, extended or otherwise modified.

         "MATERIAL ADVERSE EFFECT" means any material adverse changes in, or effect upon, (a) the validity, performance or enforceability of any Loan Documents, (b) the financial condition or business operations of any Company, or (c) the ability of any Company to fulfill its obligations under the Loan Documents.

         "MAXIMUM RATE" means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law. Lender hereby notifies and discloses to Borrowers that, for purposes of Tex. Rev. Civ. Stat. Ann. art. 5069-1D.001 (codified in the Texas Finance Code ss. 303.001), as it may from time to time be amended, the "applicable ceiling" shall be the "weekly ceiling" from time to time in effect as limited by article 5069-1D.009 (codified in the Texas Finance Code ss. 303.305); provided, however, that to the extent permitted by applicable law, Lender reserves the right to change the "applicable ceiling" from time to time by further notice and disclosure to Borrowers.

         "MGAIC" means MGA Insurance Company, a Texas insurance company.

         "MGAPFC" means MGA Premium Finance Company, a Texas corporation.

         "MULTI-EMPLOYER PLAN" means a multi-employer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414 of the Code to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         "NAIC" means the National Association of Insurance Commissioners.

         "NET AMOUNT RECOVERABLE FROM REINSURERS" means, with respect to any Insurance Subsidiary, as of any date of determination, the total dollar amount set forth on Schedule F, Part 3, column 13 of the Statutory Statement of such Insurance Subsidiary. In making such determination with respect to MGAIC, amounts payable as of December 31, 1997 by the Arkansas Automobile Insurance Plan, the California Auto Assigned Risk Plan, the Commercial Auto Insurance Procedure of Louisiana, the Commercial Auto Insurance Procedure of Mississippi and the Pennsylvania Pooled Commercial Assignment Procedure shall be excluded.


REVOLVING CREDIT AGREEMENT - PAGE 9
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(GAINSCO/Bank One)

         "NOTE" means the Promissory Note executed by Borrowers and delivered pursuant to the terms of this Agreement, together with any renewals, extensions, or modifications thereof.

         "NOTICE OF BORROWING" means a notice in the form of EXHIBIT C attached hereto.

         "OBLIGATION" means all present and future Indebtedness, obligations, and Liabilities and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Lender by Borrowers, whether arising pursuant to any of the Loan Documents, or otherwise, and all modifications, amendments, renewals, extensions, and restatements thereof, together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof.

         "OTHER TAXES" has the meaning set forth in SECTION 2.16.

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

         "PERSON" shall include an individual, corporation, joint venture, general or limited partnership, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

         "PERMITTED LIENS" means (a) Liens in favor of Lender to secure the Obligation, (b) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation), unemployment insurance, pensions, or social security programs,
(c) Liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's, and other like Liens arising in the ordinary course of a Company's business, securing Indebtedness whose payment is not yet due,
(d) Liens for taxes imposed upon a Person or upon such Person's income, profits, or property, if the same are not yet due and payable or if the same are being contested in good faith and for which adequate reserves are maintained in accordance with GAAP, (e) good faith deposits in connection with leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure (or in lieu of) surety, stay, appeal, or customs bonds and deposits to secure the payment of taxes, assessments, customs, duties, or other similar charges, (f) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such encumbrances do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use, (g) deposits of any Insurance Subsidiary required to be maintained with Insurance Regulatory Authorities, or with trustees designated by such Insurance Regulatory Authorities, in either case in the ordinary course of business, (h) deposits of any Insurance Subsidiary required by reinsurance agreements permitted by the terms hereof entered into in the ordinary course of business, (i) Liens described on EXHIBIT E, and Liens resulting from the refinancing of the related Indebtedness secured thereby, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of any Company and (j) Liens securing the payment of purchase money financings of equipment incurred in the ordinary course of business.


REVOLVING CREDIT AGREEMENT - PAGE 10
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(GAINSCO/Bank One)

         "PLAN" means an employee benefit plan or other plan maintained by any Company or any ERISA Affiliate and which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code, as amended.

         "POTENTIAL DEFAULT" means the occurrence of any event which with passage of time or giving of notice or both would become an Event of Default.

         "PRINCIPAL DEBT" means, as of any date, the sum of the outstanding principal balance of all outstanding Borrowings hereunder as of such date.

         "PURCHASE AGREEMENT" means, collectively, (a) the Stock Purchase Agreement dated August 17, 1998 among GAINSCO, Carlos De la Torre, Rosa De la Torre, National Specialty Lines, Inc., De La Torre Insurance Adjusters, Inc. and Lalande Financial Group, Inc., (b) the Stock Purchase Agreement dated August 17, 1998 among GAINSCO, Inc., McRae B. Johnston, National Specialty Lines, Inc. and Lalande Financial Group, Inc., (c) the Stock Purchase Agreement dated August 17, 1998 among GAINSCO, Inc., Michael Johnson, National Specialty Lines, Inc. and Lalande Financial Group, Inc. and (d) the Stock Purchase Agreement dated August 17, 1998 among GAINSCO, Inc., Ralph Mayoral, National Specialty Lines, Inc. and Lalande Financial Group, Inc.

         "REINSURANCE AGREEMENT" means any agreement, contract, treaty or other arrangement (other than Surplus Relief Reinsurance) whereby other insurers assume insurance from any Insurance Subsidiary or any Subsidiary of such Insurance Subsidiary.

         "REPORTABLE EVENT" has the meaning assigned to that term in Title IV of ERISA, but shall not include an event with respect to which the PBGC has waived the reporting requirement by regulation.

         "REPRESENTATIVES" means representatives, officers, directors, employees, attorneys, and agents.

         "REVOLVING CREDIT COMMITMENT" means the following amounts during the indicated periods:

                                                               AMOUNT OF
                                                            REVOLVING CREDIT
                      PERIOD                                   COMMITMENT
                      ------                                   ----------

            Closing Date through 12/31/99                     $18,000,000
            1/1/2000 through 3/31/2000                         17,500,000
            4/1/2000 through 6/30/2000                         17,000,000
            7/1/2000 through 9/30/2000                         16,500,000
            10/1/2000 through 12/31/2000                       16,000,000
            1/1/2001 through 3/31/2001                         15,500,000
            4/1/2001 through 6/30/2001                         15,000,000
            7/1/2001 through 9/30/2001                         14,500,000
            10/1/2001 through 12/31/2001                       14,000,000

REVOLVING CREDIT AGREEMENT - PAGE 11
--------------------------
(GAINSCO/Bank One)

            1/1/2002 through 3/31/2002                         13,500,000
            4/1/2002 through 6/30/2002                         13,000,000
            7/1/2002 through 9/30/2002                         12,500,000
            10/1/2002 through 12/31/2002                       12,000,000
            1/1/2003 through 3/31/2003                         11,500,000
            4/1/2003 through 6/30/2003                         11,000,000
            7/1/2003 through 9/30/2003                         10,500,000

as the same may be decreased by Borrowers pursuant to SECTION 2.1 or terminated by Lender pursuant to SECTION 8.2.

         "RRA" means Risk Retention Administrators, Inc., a Nevada corporation.

         "SAP" means, when used with respect to an insurance company, statutory accounting practices prescribed or permitted by the insurance laws or regulations or insurance commissioner (or other similar authority) in the jurisdiction of the incorporation of such insurance company for the preparation of financial statements and other financial reports by insurance corporations of the type of such insurance company applied on a basis consistent with those reflected in the financial statements furnished to Lender prior to the Closing Date. If SAP is changed in any jurisdiction, the appropriate company affected thereby may change its practices in accordance with such change.

         "SOLVENT" means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its Liabilities, (b) such Person is able to pay and is paying its Liabilities as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

         "STATUTORY EARNINGS" means, for any Insurance Subsidiary, for any period, the net income from operations after federal income taxes for such period, determined in conformity with SAP.

         "STATUTORY STATEMENT" means, as to any Insurance Subsidiary, a statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with statutory accounting practices required or permitted by the its applicable Insurance Regulatory Authority, and filed with such Insurance Regulatory Authority.

         "STATUTORY SURPLUS" means, for any Insurance Subsidiary, on any date of determination thereof, the aggregate amount of surplus as regards policyholders of such Insurance Subsidiary (determined in accordance with SAP).

         "STOCK" means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).


REVOLVING CREDIT AGREEMENT - PAGE 12
--------------------------
(GAINSCO/Bank One)

         "SURPLUS DEBENTURE" means the Surplus Debenture dated December 16, 1996 in the stated principal amount of $2,600,000 payable by GCMIC to GSC.

         "SURPLUS RELIEF" means, for any Insurance Subsidiary, the resulting after tax increase in Statutory Surplus of such Insurance Subsidiary resulting from entering into a Financial Reinsurance Agreement. As used herein, "Financial Reinsurance Agreement" means a reinsurance agreement covering any transaction in which any Insurance Subsidiary cedes business that does not meet the conditions for reinsurance accounting as provided by the Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 113, as the same may be revised, replaced, or supplemented from time to time.

         "SUBSIDIARY" means any corporation of which more than fifty percent (50%) (in number of votes) of the issued and outstanding Stock having ordinary voting power for the election of at least a majority of the directors is owned or controlled, directly or indirectly, by GAINSCO, any Subsidiary of GAINSCO, or any combination thereof. For purposes of this Agreement, Subsidiary shall include GCMIC.

         "SUBSIDIARY SECURITY AGREEMENTS" means the Security Agreements dated the Closing Date whereby each Grantor Subsidiary grants to Lender a security interest in the collateral security described therein.

         "TAXES" has the meaning set forth in SECTION 2.16.

         "TERMINATION DATE" means the first to occur of (a) November 1, 2003,
(b) the date Lender's commitment to fund Advances hereunder is terminated pursuant to SECTION 8.2, or (c) the date that Lender's commitment to fund Advances hereunder is reduced to zero pursuant to SECTION 2.1.

         "TOTAL ADJUSTED CAPITAL" means, as to any Insurance Subsidiary, the lesser of such Insurance Subsidiary's Total Adjusted Capital (i) as defined in the Risk-Based Capital for Insurance Model Act adopted by the NAIC and (ii) as determined by any applicable Insurance Regulatory Authority.

         "TOTAL CAPITALIZATION" means, at any date, the sum (without duplication) of Total Debt plus Consolidated Net Worth.

         "TOTAL DEBT" means, as at any date, the sum for GAINSCO and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of all Indebtedness.

         "UNUSED COMMITMENT" means, as of any date, (a) the Revolving Credit Commitment, minus (b) the Commitment Usage.

         1.2. ACCOUNTING TERMS. As used in this Agreement, and in any certificate, report, or other document made or delivered pursuant to this Agreement, accounting terms not defined in SECTION 1.1, and accounting terms partly defined in SECTION 1.1 to the extent not defined, have, as


REVOLVING CREDIT AGREEMENT - PAGE 13
--------------------------
(GAINSCO/Bank One)
of any date, the respective meanings given to them under GAAP or SAP, as applicable, and all references to balance sheets or other financial statements means such statements, prepared in accordance with GAAP or SAP, as applicable, as of such date.

          1.3. RULES OF CONSTRUCTION. When used in this Agreement: (a) "or" is not exclusive; (b) a reference to a law includes any amendment or modification to such law; (c) a reference to a Person includes its permitted successors and permitted assigns; (d) except as provided otherwise, all references to the singular shall include the plural and vice versa; (e) except as provided in this Agreement, a reference to an agreement, instrument, or document shall include such agreement, instrument, or document as the same may be amended, modified, renewed, extended, restated, or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (f) all references to SECTIONS, SCHEDULES, or EXHIBITS shall be to Sections, Schedules, or Exhibits of this Agreement, unless otherwise indicated; (g) all EXHIBITS to this Agreement shall be incorporated into this Agreement; (h) the words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation;" and (i) except as otherwise provided herein, in the computation of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each mean "to but excluding."

          1.4. JOINT AND SEVERAL.

               (a) All representations contained herein shall be deemed individually made by each Borrower, and each of the covenants, agreements, and obligations set forth herein shall be deemed to be the joint and several covenants, agreements, and obligations of each Borrower. Any notice, request, consent, report, or other information or agreement delivered to Lender by any Borrower shall be deemed to be ratified by, consented to, and also delivered by each other Borrower. Each Borrower recognizes and agrees that each covenant and agreement of a "Borrower" and "Borrowers" in this Agreement and in any other Loan Document shall create a joint and several obligation of such entities, which may be enforced against such entities jointly or against each entity separately.

               (b) Each Borrower hereby irrevocably and unconditionally agrees:
          (i) that it is jointly and severally liable to Lender for the full and prompt payment of the Obligation and the performance by each other Borrower of its obligations hereunder in accordance with the terms hereof; (ii) to fully and promptly perform all of its obligations hereunder with respect to the Obligation; and (iii) as a primary obligation to indemnify Lender on demand for and against any loss incurred by Lender as a result of any of the obligations of any one or more of Borrowers being or becoming void, voidable, unenforceable, or ineffective for any reason whatsoever, whether or not known to Lender or any Person, the amount of such loss being the amount which Lender would otherwise have been entitled to recover from any one or more Borrowers.

2.        THE REVOLVING CREDIT LOAN

          2.1. THE REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions of this Agreement, Lender agrees to extend to Borrowers, from the date hereof through the Termination


REVOLVING CREDIT AGREEMENT - PAGE 14
--------------------------
(GAINSCO/Bank One)

Date, a revolving line of credit which shall not exceed at any one time outstanding the then-current Revolving Credit Commitment. Within the limits of this SECTION 2.1, during such period, Borrowers may borrow, repay, and reborrow the Unused Commitment in accordance with this Agreement. Borrowers shall have the right, upon three (3) Business Days' prior written notice to Lender, to permanently reduce the unutilized portion of the Revolving Credit Commitment; provided that if any such reduction does not reduce the Revolving Credit Commitment to $0.00, then any partial reduction shall be in the minimum amount of $1,000,000.00 or a greater integral multiple of $500,000.00.

          2.2. MANNER OF BORROWING.

               (a) NOTICE OF BORROWING. Borrowers may request an Advance by submitting to Lender a Notice of Borrowing (in writing or by telephone followed by written notice within one (1) Business Day), which is irrevocable and binding on Borrowers. Each Notice of Borrowing must be received by Lender no later than 10:00 a.m. (Dallas, Texas time) on the third (3rd) Business Day before the date on which funds are requested (the "ADVANCE DATE") for any Advance that will be a Eurodollar Borrowing or no later than 10:00 a.m. (Dallas, Texas time) on the Advance Date for any Advance that will be a Base Rate Borrowing.

               (b) MINIMUM ADVANCES. Each Advance under the Revolving Credit Commitment shall be in an amount of $250,000.00 or a greater integral multiple of $50,000.00.

               (c) FUNDING. Subject to the terms and conditions in this Agreement, by not later than 2:00 p.m., Dallas, Texas time, on the date specified in the Notice of Borrowing, Lender shall make available to Borrowers, at Lender's offices in Dallas, Texas, the amount of a requested Advance under the Revolving Credit Commitment in immediately available funds.

          2.3. COMMITMENT FEES.

               (a) UNUSED FEE. Borrowers agree to pay to Lender a commitment fee equal to one-quarter of one percent (0.25%) per annum on the daily Unused Commitment. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December during the term hereof, commencing on December 31, 1998, and continuing regularly thereafter so long as the Revolving Credit Commitment is in effect, and on the Termination Date.

               (b) GENERALLY. Borrowers acknowledge that the commitment fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Lender for committing to make funds available to Borrowers as described herein and for no other purposes.

REVOLVING CREDIT AGREEMENT - PAGE 15
--------------------------
(GAINSCO/Bank One)

          2.4. NOTE. The Principal Debt shall be evidenced by the Note in the form of EXHIBIT B, properly completed, executed by Borrowers, which Note shall be (a) dated the date hereof, (b) in the amount of $18,000,000.00, and (c) payable to the order of Lender.

          2.5. INTEREST AND PRINCIPAL PAYMENTS.

               (a) INTEREST PAYMENTS. Accrued interest on each Eurodollar Borrowing shall be due and payable on the last day of its respective Interest Period. Accrued interest on each Base Rate Borrowing shall be due and payable on the last day of each March, June, September, and December during the term hereof, commencing on December 31, 1998, with a final scheduled interest payment on all Borrowings on the Termination Date; provided, however, that accrued interest on each Base Rate Borrowing shall also be due and payable upon conversion of such Base Rate Borrowing to a Eurodollar Borrowing pursuant to
          SECTION 2.13.

               (b) PRINCIPAL PAYMENTS. The unpaid Principal Debt shall be due and payable on the Termination Date.

               (c) OPTIONAL PREPAYMENTS. Borrowers shall have the right, from time-to-time, to prepay the unpaid Principal Debt, in whole or in part, without premium or penalty (except for any Funding Loss), upon the payment of accrued interest on the amount prepaid to and including the date of payment; provided, however, that partial prepayments of principal shall be in an amount equal to $100,000.00 or a greater integral multiple of $50,000.00 (or, if less, the unpaid Principal Debt).

               (d) MANDATORY PREPAYMENTS. If on any date the unpaid Principal Debt exceeds the then applicable Revolving Credit Commitment, Borrowers shall, as promptly as practicable but in no event later than the next Business Day, prepay a sufficient amount of the aggregate principal amount of the Principal Debt to bring the unpaid Principal Amount within the then applicable Revolving Credit Commitment.

          2.6. MANNER AND APPLICATION OF PAYMENTS. All payments and prepayments by Borrowers on account of principal, interest, and fees hereunder shall be made in immediately available funds. All such payments shall be made to Lender at its principal office in Dallas, Texas, not later than 12:00 noon, Dallas, Texas time, on the date due and funds received after that hour shall be deemed to have been received by Lender on the next following Business Day. If any payment is scheduled to become due and payable on a day which is not a Business Day, then such payment shall instead become due and payable on the immediately following Business Day and interest on the principal portion of such payment shall be payable at the then applicable rate during such extension. All payments made on the Note shall be applied first to accrued interest and then to principal (in the inverse order of maturity in the case of prepayments).

          2.7. INTEREST OPTIONS. Except where specifically otherwise provided, Borrowings bear interest at an annual rate equal to the lesser of either (a) the sum of (i) the Base Rate or the Adjusted Eurodollar Rate (in each case as designated or deemed designated by Borrowers), as the case may be, plus (ii) the Applicable Margin, or (b) the Maximum Rate. Each change in the

REVOLVING CREDIT AGREEMENT - PAGE 16
--------------------------
(GAINSCO/Bank One)

Base Rate and the Maximum Rate is effective, without notice to Borrowers or any other Person, upon the effective date of change.

         2.8. QUOTATION OF RATES. A responsible officer of Borrowers may call Lender before delivering a Notice of Borrowing to receive an indication of the interest rates then in effect, but the indicated rates do not bind Lender or affect the interest rate that is actually in effect when Borrowers deliver a Notice of Borrowing.

         2.9. DEFAULT RATE. If permitted by law, all past-due principal of and accrued interest on the Note bears interest from maturity (stated or by acceleration) at the lesser of (a) the Maximum Rate or (b) a rate per annum equal to the sum of (i) two percent (2.0%) plus (ii) the Base Rate for Base Rate Borrowings in effect from time to time plus (iii) the Applicable Margin for Base Rate Borrowings, until paid, regardless whether payment is made before or after entry of a judgment.

         2.10. INTEREST RECAPTURE. If the Contract Rate applicable to any Borrowing exceeds the Maximum Rate, then the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the Contract Rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if Contract Rate had always been in effect. If at maturity (stated or by acceleration) the total interest paid or accrued is less than the interest that would have accrued if the Contract Rates had always been in effect, then, at that time and to the extent permitted by law, Borrowers shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the Contract Rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Note.

         2.11. INTEREST CALCULATIONS.

               (a) Interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Lender are conclusive and binding absent manifest error.

               (b) The provisions of this Agreement relating to calculation of the Base Rate and the Eurodollar Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates. Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.

         2.12. SELECTION OF INTEREST OPTION. On making a Notice of Borrowing under SECTION 2.2(a), Borrowers shall advise Lender as to whether the Advance shall be (a) a Eurodollar Borrowing, in which case Borrowers shall specify the applicable Interest Period therefor, or (b) a Base Rate Borrowing. Notwithstanding anything to the contrary contained


REVOLVING CREDIT AGREEMENT - PAGE 17
--------------------------
(GAINSCO/Bank One)
herein, (a) no more than three (3) Interest Periods shall be in effect at any one time with respect to Eurodollar Borrowings, (b) Borrowers shall have no right to request a Eurodollar Borrowing if the interest rate applicable thereto would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Borrowing, and (c) each Eurodollar Borrowing shall be in the amount of $250,000.00 or a greater integral multiple of $50,000.00.

          2.13. ROLLOVERS AND CONVERSIONS. Borrowers may (a) convert a Eurodollar Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Borrowing, and (c) elect a new Interest Period for a Eurodollar Borrowing, by giving a Notice of Borrowing to Lender no later than 10:00 a.m. on the third (3rd) Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a Eurodollar Borrowing or election of a new Interest Period), and no later than 10:00 a.m. one (1) Business Day before the last day of the Interest Period (for conversion to an Base Rate Borrowing); provided that each Eurodollar Borrowing shall be in the amount of $250,000.00 or a greater integral multiple of $50,000.00. Absent Borrowers' Notice of Borrowing, a Eurodollar Borrowing shall be deemed converted to a Base Rate Borrowing effective when the applicable Interest Period expires.

          2.14. BOOKING BORROWINGS. To the extent permitted by law, Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under SECTION 2.15(b) than Lender would have been entitled to receive with respect to those Borrowings. Lender agrees that it will use its reasonable efforts (consistent with its internal policies and applicable law) to make, carry, maintain, or transfer its Borrowings with its Affiliates or branch offices in an effort to eliminate or reduce to the extent possible the aggregate amounts due to it under SECTIONS 2.15(b) and 2.15(c) if, in its reasonable judgment, such efforts will not be disadvantageous to it.

          2.15. SPECIAL PROVISIONS FOR EURODOLLAR BORROWINGS.

               (a) BASIS UNAVAILABLE OR INADEQUACY OF EURODOLLAR LOAN PRICING. If with respect to an Interest Period for any Eurodollar Borrowing,
          (a) Lender determines that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to or by Lender in the interbank eurodollar market for such Interest Period, or (b) Lender determines that the Eurodollar Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of maintaining or funding the Eurodollar Borrowing for such Interest Period, then Lender shall forthwith give notice thereof to Borrowers, whereupon until Lender notifies Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the obligation of Lender to make Eurodollar Borrowings shall be suspended, and (ii) Borrowers shall either (A) repay in full the then-outstanding principal amount of the Eurodollar Borrowings, together with accrued interest thereon on the last day of the then current Interest Period applicable to such Eurodollar Borrowings, or (B) convert such Eurodollar Borrowings to Base Rate Borrowings in accordance with SECTION 2.13 on the last day of the then-current Interest Period applicable to each such Eurodollar Borrowing.

REVOLVING CREDIT AGREEMENT - PAGE 18
--------------------------
(GAINSCO/Bank One)

               (b) ILLEGALITY. If, after the date of this Agreement, the adoption of any applicable law, rule, or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Lender to make, maintain or fund Eurodollar Borrowings, then Lender shall so notify Borrowers. Before giving any notice pursuant to this SECTION, Lender shall designate a different Eurodollar lending office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to any non-trivial extent to Lender (as determined in good faith by Lender). Upon receipt of such notice, Borrowers shall either (i) repay in full the then outstanding principal amount of all Eurodollar Borrowings, together with accrued interest thereon, or (ii) convert each Eurodollar Borrowing to a Base Rate Borrowing, on either (A) the last day of the then-current Interest Period applicable to such Eurodollar Borrowing if Lender may lawfully continue to maintain and fund such Eurodollar Borrowing to such day or (B) immediately if Lender may not lawfully continue to fund and maintain such Eurodollar Borrowing to such day, provided that Borrowers shall be liable for any Funding Loss arising pursuant to such conversion.

               (c) INCREASED COSTS FOR EURODOLLAR BORROWINGS. If any Governmental Authority, central bank, or other comparable authority, shall at any time impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the Eurodollar Reserve Requirement), special deposit, or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Lender, or shall impose on Lender (or its Eurodollar lending office) or the interbank eurodollar market any other condition affecting its Eurodollar Borrowings, the Note, or its obligation to make Eurodollar Borrowings; and the result of any of the foregoing is to increase the cost to Lender of making or maintaining Eurodollar Borrowings, or to reduce the amount of any sum received or receivable by Lender under this Agreement, or under the Note, by an amount deemed by Lender to be material, then, within five
          (5) days after demand by Lender, Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction. Lender will promptly notify Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this SECTION. No failure by Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Lender's right to demand payment of such amounts at any subsequent time. A certificate of Lender claiming compensation under this SECTION and setting forth the additional amount or amounts to be paid to it hereunder, together with a description in reasonable detail of the manner in which such amounts have been calculated, shall be delivered by Lender to Borrower within one hundred eighty (180) days after the incurrence thereof and shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section, then Borrowers may at any time, upon at least five (5) Business Days' prior notice to such Lender, either convert such


REVOLVING CREDIT AGREEMENT - PAGE 19
--------------------------
(GAINSCO/Bank One)

          Eurodollar Borrowings to Base Rate Borrowings in accordance with the provisions of this Agreement; provided, however, that Borrowers shall be liable for any Funding Loss arising pursuant to such actions.

               (d) EFFECT ON BASE RATE BORROWINGS. If notice has been given pursuant to SECTION 2.15(a) or SECTION 2.15(b) requiring that Eurodollar Borrowings to be repaid or converted, then unless and until Lender notifies Borrowers that the circumstances giving rise to such repayment no longer apply, all Borrowings shall be Base Rate Borrowings. If Lender notifies Borrowers that the circumstances giving rise to such repayment no longer apply, then Borrowers may thereafter select Borrowings to be Eurodollar Borrowings in accordance with SECTION 2.12 and SECTION 2.13.

               (e) FUNDING LOSSES. Borrowers shall jointly and severally indemnify Lender against any loss or reasonable expense (such loss or expense is referred to herein as a "FUNDING LOSS," such term including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or reemploying deposits from third parties acquired to effect or maintain such Borrowing or any part thereof as a Eurodollar Borrowing) with respect to Eurodollar Borrowings which Lender may sustain or incur as a consequence of (i) any failure by Borrowers to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in SECTION 4, (ii) any failure by Borrowers to borrow hereunder or to convert Borrowings hereunder after a Conversion Notice has been given, (iii) any payment, prepayment, or conversion of a Eurodollar Borrowing required or permitted by any other provisions of this Agreement, including, without limitation, payments made due to the acceleration of the maturity of the Borrowings pursuant to SECTION 8.2, or otherwise made on a date other than the last day of the applicable Interest Period, (iv) any default in the payment or prepayment of the principal amount of any Eurodollar Borrowing or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (v) the occurrence of a Potential Default or an Event of Default. The term "FUNDING LOSS" includes, without limitation, an amount equal to the excess, if any, as determined by Lender of (A) its cost of obtaining the funds for the Borrowing being paid, prepaid, or converted or not borrowed or converted (based on the Adjusted Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, or conversion or failure to borrow or convert to the last day of the Interest Period for such Borrowing (or, in the case of a failure to borrow or convert, the Interest Period for the Borrowing which would have commenced on the date of such failure to borrow or convert) over
          (B) the amount of interest (as estimated by Lender) that would be realized by Lender in reemploying the funds so paid, prepaid or converted or not borrowed or converted for such period or Interest Period, as the case may be. A certificate of Lender setting forth any amount or amounts which Lender is entitled to receive pursuant to this SECTION 2.15(e), together with a description in reasonable detail of the manner in which such amounts have been calculated, shall be delivered to Borrowers and shall be conclusive, absent manifest error. Borrowers shall pay to Lender the amount shown as due on any certificate within five (5) days after its receipt of the same. Notwithstanding the foregoing, in no event shall Lender be permitted to receive any compensation

REVOLVING CREDIT AGREEMENT - PAGE 20
--------------------------
(GAINSCO/Bank One)
          hereunder constituting interest in excess of the Maximum Rate. Without prejudice to the survival of any other obligations of Borrowers hereunder, the obligations of Borrowers under this SECTION 2.15(e) shall survive the termination of this Agreement and/or the payment or assignment of the Note.

          2.16. TAXES.

               (a) Any and all payments by Borrowers hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto (hereinafter referred to as "TAXES"), excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender, by the jurisdiction under the laws of which Lender is organized or is or should be qualified to do business or any political subdivision thereof and, taxes imposed on Lender's income, and franchise taxes imposed on Lender by the jurisdiction of Lender's lending office or any political subdivision thereof. If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to Lender, then (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.16) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, and (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) In addition, Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

               (c) Borrowers shall indemnify Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
          SECTION 2.16) paid by Lender or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within five (5) days from the date Lender makes written demand therefor.

               (d) Within thirty (30) days after the date of any payment of Taxes, Borrowers shall furnish to Lender, at its address referred to in SECTION 9.4, the original or a certified copy of a receipt evidencing payment thereof.

               (e) Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this SECTION 2.16 shall survive the payment in full of principal and interest hereunder and under the other Loan Documents.


REVOLVING CREDIT AGREEMENT - PAGE 21
--------------------------
(GAINSCO/Bank One)

3.        COLLATERAL

          To secure the payment and performance of the Obligation, the Borrowers and the Grantor Subsidiaries shall grant to Lender a perfected, first priority (except for Permitted Liens) Lien in all assets of such companies, including capital stock of certain Subsidiaries, accounts receivable, inventory, equipment, general intangibles of such companies (the "COLLATERAL"), as described in the Collateral Documents.

4.        CONDITIONS PRECEDENT

          4.1. INITIAL ADVANCE. The obligation of Lender to make the initial Advance hereunder is subject to the conditions precedent that, on or before the date of such Advance, (a) Borrowers shall have paid to Lender all fees to be received by Lender pursuant to this Agreement or any other Loan Document and
(b) Lender shall have received duly executed copies of each of the following documents, each dated as of the date of such Advance, and each in form and substance satisfactory to Lender.

               (a) Articles of Incorporation. A copy of the articles of incorporation, and all amendments thereto, of each Borrower's and the other Companies, accompanied by certificates that such copy is correct and complete issued by (i) the appropriate governmental official of the state of its organization bearing a Current Date and
          (ii) the secretary of each such corporation dated as of the Closing Date.

               (b) Bylaws. A copy of the bylaws, and all amendments thereto, of each of Borrowers and the other Companies, accompanied by a certificate that each such copy is correct and complete, dated the Closing Date, executed by the secretary of each such corporation.

               (c) Good Standing and Authority. Certificates of the appropriate governmental officials of such jurisdictions as Lender may request, each bearing a Current Date, to the effect that Borrowers and the other Companies are in good standing with respect to payment of franchise and similar Taxes and are duly qualified to transact business therein, accompanied by the certificate of the secretary of each such corporation, dated the Closing Date, that such certificates are true and correct.

               (d) Incumbency. A certificate of incumbency of all officers of Borrowers and the other Companies who will be authorized to execute or attest any of the Loan Documents on behalf of such companies, dated the Closing Date, executed by their respective presidents and secretaries.

               (e) Resolutions. A copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement, duly adopted by the boards of directors of Borrowers and the other Companies who are party to any Loan Documents, accompanied by a certificate of the secretary of each such company dated the Closing Date, that such copy is a true and correct copy of resolutions duly adopted at a meeting of, or by unanimous written consent of, the board of directors of such company


REVOLVING CREDIT AGREEMENT - PAGE 22
--------------------------
(GAINSCO/Bank One)
          and that such resolutions have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

               (f) Opinion of Counsel. The opinion of Shannon, Gracey, Ratliff & Miller, L.L.P., counsel to Borrowers and the other Companies, satisfactory in form and substance to Lender.

               (g) Note. The Note, duly executed by Borrowers, properly completed, dated the Closing Date.

               (h) GAINSCO Pledge Agreement. The GAINSCO Pledge Agreement, duly executed by GAINSCO.

               (i) GSC Pledge Agreement. The GSC Pledge Agreement, duly executed by GSC.

               (j) Stock Certificates. Stock certificates evidencing all of the shares of capital stock pledged to Lender pursuant to the GAINSCO Pledge Agreement and the GSC Pledge Agreement, together with stock powers executed in blank by the respective owners thereof.

               (k) GAINSCO Security Agreement. The GAINSCO Security Agreement, duly executed by GAINSCO.

               (l) GSC Security Agreement. The GAINSCO Security Agreement, duly executed by GSC.

               (m) Subsidiary Security Agreements. The Subsidiary Security Agreements, executed by each Grantor Subsidiary.

               (n) Confirmations of Pledge. Confirmations of Pledge executed by each of GSC, APS, GAIC, GAPFC, RRA, MGAPFC and the Acquired Companies.

               (o) Surplus Debenture. The Surplus Debenture, indorsed to the order of Lender.

               (p) Financing Statements. Evidence that Uniform Commercial Code financing statements in proper form executed by all proper parties have been filed in all necessary filing offices.

               (q) Priority. Evidence that the Lien of Lender in the Collateral is of first priority.

               (r) Regulatory Approvals. Evidence that all consents, licenses and approvals of Governmental Authorities required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and, each of the other Loan


REVOLVING CREDIT AGREEMENT - PAGE 23
--------------------------
(GAINSCO/Bank One)

          Documents have been obtained, including, without limitation, any necessary approvals for the consummation of the transactions provided for in the Purchase Agreement.

               (s) Termination of Existing Facility. Evidence that GAINSCO's existing revolving credit facility with Lender has been terminated.

               (t) Compliance Certificate. A Compliance Certificate completed on a pro forma basis as of September 30, 1998.

               (u) Other Documents. Such other documents, opinions, certificates, agreements, instruments, and evidences as Lender may reasonably request.

          4.2. ALL ADVANCES. The obligation of Lender to make any Advance under this Agreement (including the initial Advance) shall be subject to the conditions precedent that, as of the date of such Advance and after giving effect thereto: (a) there exists no Potential Default or Event of Default; (b) no change that would cause a Material Adverse Effect has occurred since the date of the financial statements referenced in SECTION 5.6; (c) Lender shall have received from Borrowers a Notice of Borrowing dated as of the date of such Advance and all of the statements contained in such Notice of Borrowing shall be true and correct; (d) the representations and warranties contained in each of the Loan Documents shall be true in all respects as though made on the date of such Advance; and (e) the Maximum Rate exceeds the Contract Rate.

5.        REPRESENTATIONS AND WARRANTIES

          To induce Lender to make Advances hereunder, Borrowers represent and warrant to Lender that:

          5.1. ORGANIZATION AND GOOD STANDING. Each Company is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or formation, is duly qualified and is in good standing in all states in which it is doing business (except where the failure to be so qualified and maintain good standing could not have a Material Adverse Effect), has the power and authority to own its properties and assets and to transact the business in which it is engaged in each jurisdiction in which it operates, and is or will be qualified in those states wherein it proposes to transact business in the future (except where the failure to be so qualified could not have a Material Adverse Effect).

          5.2. AUTHORIZATION AND POWER. Each Company has full power and authority to execute, deliver, and perform the Loan Documents to be executed by such Person, all of which has been duly authorized by all proper and necessary action.

          5.3. NO CONFLICTS OR CONSENTS. Neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene or materially conflict with any Legal Requirement to which any Company is subject, any Governmental Authorization applicable to any Company, any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument binding on any Company, or any provision of the Constituent


REVOLVING CREDIT AGREEMENT - PAGE 24
--------------------------
(GAINSCO/Bank One)

Documents of any Company. No consent, approval, authorization, or order of any court, Governmental Authority, stockholder, or third party is required in connection with the execution, delivery, or performance by any Company of any of the Loan Documents.

         5.4. ENFORCEABLE OBLIGATIONS. The Loan Documents have been duly executed and delivered by each Company, as appropriate, and are the legal and binding obligations of each Company, as appropriate, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

         5.5. NO LIENS. Except for the Permitted Liens, all of the properties and assets of each Company are free and clear of all Liens and other adverse claims of any nature, and each Company has good and indefeasible title to such properties and assets.

         5.6. FINANCIAL CONDITION. Borrowers have delivered to Lender copies of the financial statements of the Companies as of December 31, 1997 and June 30, 1998; such financial statements are true and correct, fairly represent the financial condition of the Companies as of such date, and have been prepared in accordance with GAAP or SAP, as applicable; as of the date hereof, there are no obligations, Liabilities, or Indebtedness (including contingent and indirect Liabilities) of the Companies which are material and are not reflected in such financial statements; no Material Adverse Effect has occurred since the date of such financial statements.

         5.7. FULL DISCLOSURE. There is no fact known to any Borrower that such Borrower has not disclosed to Lender which could have a Material Adverse Effect. No certificate or statement delivered by any Borrower to Lender in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

         5.8. NO POTENTIAL DEFAULT. No event has occurred and is continuing which constitutes a Potential Default or an Event of Default.

         5.9. MATERIAL AGREEMENTS. No Company is in default in any material respect under any contract or agreement to which it is a party or by which any of its properties is bound, except where such default could not have a Material Adverse Effect.

         5.10. NO LITIGATION. Except as disclosed on SCHEDULE 5.10, there are no actions, suits, or legal, equitable, arbitration, or administrative proceedings pending, or to the knowledge of any Borrower threatened, against any Company that could, if adversely determined, have a Material Adverse Effect.

         5.11. USE OF PROCEEDS; MARGIN STOCK. The proceeds of each Advance will be used by each Borrower solely for the purposes specified in the preamble. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulations. If requested by Lender, then Borrowers shall furnish to Lender a statement in conformity with the requirements of the Federal Reserve Form U-1 referred to in said Regulation


REVOLVING CREDIT AGREEMENT - PAGE 25
--------------------------
(GAINSCO/Bank One)

U to the foregoing effect. No part of the proceeds of any Advance will be used for any purpose which violates, or is inconsistent with, the provisions of Regulation X.

          5.12. TAXES. All tax returns required to be filed by each Company in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon each Company or upon any of its properties, income, or franchises have been paid except for taxes being contested in good faith by appropriate proceedings diligently projected and for which adequate reserves are maintained in accordance with GAAP. To the best of each Borrower's knowledge, there is no proposed tax assessment against any Company, and all tax Liabilities of each Company are adequately provided for. No income tax liability of any Company has been asserted by the Internal Revenue Service for taxes in excess of those already paid.

          5.13. PRINCIPAL OFFICE, ETC. The principal office, chief executive office, and principal place of business of each Company are set forth on EXHIBIT D. Each Company maintains its principal records and books at such address.

          5.14. COMPLIANCE WITH LAW.

               (a) Except as disclosed on SCHEDULE 5.14-1: (i) each Company is in compliance with its respective Constituent Documents and all Legal Requirements which are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where such non-compliance could not have a Material Adverse Effect; and (ii) no Company has received any notice or other communication from any Governmental Authority or other Person of any event or circumstance that could constitute a violation of, or failure to comply with, any Legal Requirement.

               Except as disclosed on SCHEDULE 5.14-1: (i) each Company is in compliance with all of the terms and requirements of each Governmental Authorization held by such Person, except where such non-compliance could not have a Material Adverse Effect; (ii) no Company has received any notice or other communication from any Governmental Authority or other Person of any event or circumstance which could constitute a violation of, or failure to comply with, any term or requirement of any Governmental Authorization, or of any actual or potential revocation, withdrawal, cancellation, or termination of, or material modification to, any Governmental Authorization; (iii) all applications required to have been filed for the renewal of any required Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities; (iv) upon consummation of the transactions contemplated hereby, each Company will lawfully hold all such Governmental Authorizations; and (v) none of the Governmental Authorizations of any Company will terminate upon consummation of the transactions contemplated hereby.

               (b) Set forth on SCHEDULE 5.14-2 is a list of each of the Governmental Authorizations of each Company: (i) necessary to permit each such Person to lawfully


REVOLVING CREDIT AGREEMENT - PAGE 26
--------------------------
(GAINSCO/Bank One)
          conduct and operate its respective business in the manner it currently conducts and operates such business and to permit such Person to own and use its assets in the manner in which it currently owns and uses such assets; and (ii) necessary to permit each such Person, upon a consummation of the transactions contemplated hereby, to lawfully conduct and operate its business and to permit each such Person to own and use its assets.

          5.15. SUBSIDIARIES. Set forth on EXHIBIT D hereto is a complete and accurate list of all Subsidiaries of GAINSCO as of the date hereof, showing as of such date (as to each such Subsidiary) the jurisdiction of its incorporation, the owner of the outstanding Stock of such Subsidiary, and the jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation. To the extent applicable, all of the outstanding Stock of all Subsidiaries has been validly issued, is fully paid and nonassessable, and is owned by GAINSCO or a Subsidiary free and clear of all Liens.

          5.16. CASUALTIES. Neither the business nor the properties of any Company are affected by any environmental hazard, fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

          5.17. SUFFICIENCY OF CAPITAL. Each Company is, and after consummation of this Agreement and after giving effect to all Indebtedness incurred and Liens created by the Companies in connection herewith will be, Solvent; provided, however, that no representation or warranty is made in this SECTION
5.17 with respect to APS or RRA.

          5.18. COLLATERAL DOCUMENTS; DESCRIPTION AND LOCATION OF ASSETS. The Collateral Documents contain a description of all of the Collateral sufficient to grant to Lender perfected Liens therein pursuant to applicable law. Upon the filing by Lender of all Collateral Documents to be filed or recorded, Lender will have a perfected first priority Lien in the Collateral subject only to Permitted Liens. All assets of the Companies are located at the addresses listed on EXHIBIT D hereto except for inventory that is, in the ordinary course of the Companies' business, in transit. No material asset of any Company will be kept at any other address.

          5.19. CORPORATE NAME. No Company has, during the preceding five (5) years, (a) used any other corporate name or tradename, or (b) been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

          5.20. LEASES. Except as set forth on SCHEDULE 5.20, no Company is the lessee of any real or personal property.

          5.21. ERISA. Each Company and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

          5.22. LABOR MATTERS. There are no controversies pending between any Company and any of their employees which could have a Material Adverse Effect.


REVOLVING CREDIT AGREEMENT - PAGE 27
--------------------------
(GAINSCO/Bank One)

          5.23. MATERIAL CONTRACTS. Except for the Excess Casualty Reinsurance Contract (effective January 1, 1995) and the Employment Agreement dated August 17, 1998 between National Specialty Lines, Inc., GAINSCO and McRae Johnston, no Company is a party to any contract, the breach, violation, or termination of which could result in a Material Adverse Effect.

          5.24. PERMITS, FRANCHISES, INTELLECTUAL PROPERTY, AND OTHER INTANGIBLE RIGHTS. Each Company owns, holds, and has the lawful right to use, all material Intangible Rights used in or necessary for the conduct of its business as currently conducted or proposed to be conducted.

          5.25. FULL DISCLOSURE OF RIGHTS AND CLAIMS. Except as disclosed on
SCHEDULE 5.10, no claims are pending, or, to the best of any Borrower's knowledge, threatened, that any Company is infringing or otherwise adversely affecting the Intangible Rights of any other Person. The consummation of the transactions contemplated by the Loan Documents will not impair the ownership of, or rights with respect to, any material Intangible Rights of any Company.

          5.26. INSURANCE LICENSES. SCHEDULE 5.26 attached hereto lists all of the jurisdictions in which any Insurance Subsidiary holds active licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact insurance business (collectively, the "LICENSES"). No such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis known to Borrower or its Insurance Subsidiaries for such a suspension or revocation, and to Borrower or such Insurance Subsidiary's knowledge no such suspension or revocation has been threatened by any licensing authority. SCHEDULE 5.26 indicates the line or lines of insurance which each Insurance Subsidiary is permitted to engage in with respect to each License therein listed. No Insurance Subsidiary transacts any insurance business, directly or indirectly, in any state in a manner or to an extent which would require it to be licensed in such state under the Laws of such state, other than as specified on SCHEDULE 5.26 hereto.

          5.27. YEAR 2000 COMPLIANCE.

               (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally, the "Systems") necessary for Borrowers or any other Company to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Borrowers' or any other Company's business operations. For purposes of these provisions, "Year 2000 Complaint" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. For purposes of the first sentence of this subsection (a) a "material disruption" is a disruption that could result in a decrease of $500,000 or more in the aggregate revenue of GAINSCO and its Subsidiaries.

               (b) Borrowers and each other Company has: (1) undertaken a detailed inventory, review and assessment of all areas within its business and operations that


REVOLVING CREDIT AGREEMENT - PAGE 28
--------------------------
(GAINSCO/Bank One)
          could be adversely affected by the failure of any of them to be Year 2000 Compliant on a timely basis; (2) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (3) to date, implemented that plan in accordance with that timetable in all material respects.

               (c) Borrowers and each other Company has, or will within 30 days after the Closing Date, made written inquiry of each of its key suppliers, vendors, and customers, and has, or will within 30 days after the Closing Date, obtained in writing confirmations for all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, Borrowers reasonably believe that all such persons will be or become so compliant. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of Borrowers and the other Companies whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Borrowers or any other Company. For purposes of this paragraph, Lender, as a lender of funds under the terms of the Agreement, confirms to Borrowers that Lender has initiated its own corporate-wide Year 2000 program with respect to its lending activities.

               (d) The fair market value of all property pledged to Lender as Collateral to secure the Obligation is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such Collateral to be Year 2000 Compliant.

          5.28. REPRESENTATIONS AND WARRANTIES. Each Notice of Borrowing shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrowers that no Potential Default or Event of Default exists and that all representations and warranties contained in this SECTION 5 or in any other Loan Document are true and correct on and as of the date the requested Advance is to be made.

          5.29. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by Borrowers herein shall survive delivery of the Note and the making of each Advance, and any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely thereon.

6.        AFFIRMATIVE COVENANTS

          So long as Lender has any commitment to make Advances hereunder, and until payment in full of the Obligation, Borrowers agree that (unless Lender shall otherwise consent in writing):

          6.1. FINANCIAL STATEMENTS, REPORTS, AND DOCUMENTS. Borrowers shall deliver to Lender each of the following:

               (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of GAINSCO, consolidated and consolidating statements of income, shareholders' equity and cash flows of


REVOLVING CREDIT AGREEMENT - PAGE 29
--------------------------
(GAINSCO/Bank One)

          GAINSCO and its Subsidiaries, together with separate statements for GAINSCO only, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheet of GAINSCO and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheet, such comparison shall be to the last day of the prior fiscal year), in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

               (b) as soon as available and in any event within 90 days after the end of each fiscal year of GAINSCO, consolidated and consolidating statements of income, shareholders' equity and cash flows of GAINSCO and its Subsidiaries, together with separate statements for GAINSCO only, for such fiscal year and the related consolidated and consolidating balance sheet of GAINSCO and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of GAINSCO and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrowers were not in compliance with SECTIONS 7.15 through 7.22 hereof, insofar as such Sections relate to accounting matters, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

               (c) promptly after filing with the applicable Insurance Regulatory Authority and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of each Insurance Subsidiary, the quarterly Statutory Statement of such Insurance Subsidiary for such quarterly fiscal period, together with the opinion thereon of a senior financial officer of such Insurance Subsidiary stating that such Statutory Statement presents fairly, in all material respects, the financial position of such Insurance Subsidiary for such quarterly fiscal period in accordance with SAP required or permitted by its Insurance Regulatory Authority;

               (d) promptly after filing with the applicable Insurance Regulatory Authority and in any event within 60 days after the end of each fiscal year of each Insurance Subsidiary, the annual Statutory Statement of such Insurance Subsidiary for such year, together with
          (i) the opinion thereon of a senior financial officer of such Insurance Subsidiary stating that said annual Statutory Statement presents fairly, in all material respects, the financial position of such Insurance Subsidiary for such fiscal year in accordance with statutory accounting practices required or permitted by the Insurance Regulatory Authority and (ii) with respect to each Insurance Subsidiary, a certificate of


REVOLVING CREDIT AGREEMENT - PAGE 30
--------------------------
(GAINSCO/Bank One)
          the chief actuary of such Insurance Subsidiary, affirming the adequacy of reserves taken by such Insurance Subsidiary, in respect of future policyholder benefits as at the end of such fiscal year (as shown on such financial statements);

               (e) within 150 days after the end of each fiscal year of each Insurance Subsidiary, the report of independent certified public accountants of recognized national standing) on the annual Statutory Statements delivered pursuant to SECTION 6.1(d) hereof;

               (f) contemporaneously with the delivery of the financial statements required by SECTION 6.1(a) and 6.1(b), a Compliance Certificate;

               (g) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that GAINSCO shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

               (h) promptly upon the mailing thereof to the shareholders of any Company generally, copies of all financial statements, reports and proxy statements so mailed;

               (i) promptly after each Insurance Subsidiary receives the results of a triennial examination by its Insurance Regulatory Authority of its financial condition and operations and/or any of its Subsidiaries, a copy thereof;

               (j) promptly following the delivery or receipt by any Insurance Subsidiary or any of their respective Subsidiaries, copies of (a) each material registration, filing or submission made by or on behalf of any Insurance Subsidiary with any Insurance Regulatory Authority, except for policy form filings, (b) each material examination and/or audit report or other similar report submitted to any Insurance Subsidiary by any Insurance Regulatory Authority, (c) all material information which Lender may from time to time request with respect to the nature or status of any material deficiencies or violations reflected in any examination report or other similar report and (d) each material report, order, direction, instruction, approval, authorization, license or other notice which Borrowers or any Insurance Subsidiary may at any time receive from any Insurance Regulatory Authority.

               (k) as soon as available, and in any event within 90 days after the end of each fiscal year of GAINSCO, projected balance sheets and income statements, such balance sheets and income statements to be prepared on a quarterly basis for the succeeding fiscal year of GAINSCO and its Subsidiaries, on a consolidated and consolidating basis and prepared using methods consistent with the preparation of GAINSCO's financial statements required pursuant to SECTION 6.1(a), disclosing all assumptions made with respect to general economic, financial, and market conditions utilized in preparation of such projected financial statements and certified by an authorized officer of Borrowers to be (i) based upon reasonable estimates and assumptions all of which are fair in light of current conditions,
          (ii) prepared on the basis of the assumption stated therein, and
          (iii) reflective of such Person's estimates of the results of operations and other information projected therein. Such


REVOLVING CREDIT AGREEMENT - PAGE 31
--------------------------
(GAINSCO/Bank One)
          projected financial statements shall include an updated statutory projected balance sheet and income statement for GAIC.

               (l) as soon as available and in any event within 45 days after the last day of each fiscal quarter (except the last) of each fiscal year of each Insurance Subsidiary, a certificate signed by an authorized officer of such Insurance Subsidiary stating the Net Amount Recoverable from Reinsurers as of such quarter end and each such reinsurer's rating with A.M. Best Company, Inc. or claims paying rating with Standard & Poors.

               (m) as soon as available and in any event within 60 days after the close of each fiscal year of each Insurance Subsidiary, a certificate signed by an authorized officer of such Insurance Subsidiary stating the Net Amount Recoverable from Reinsurers as of such year end and each such reinsurer's rating with A.M. Best Company, Inc. or claims paying rating with Standard & Poors.

          6.2. ACTUARIAL VALUATIONS. Borrowers shall deliver to Lender, as soon as available and in any event within 120 days after the end of each fiscal year of GAINSCO, a report by an independent actuarial consulting firm of recognized national standing reviewing the adequacy of loss and loss adjustment expense reserves as at the end of the last fiscal year of each Insurance Subsidiary, determined in accordance with SAP, and stating an estimated amount of minimum reserves, it being agreed that in each case such independent firm will be provided access to or copies of all relevant valuations relating to the insurance business of each such Insurance Subsidiary in the possession of or available to the Borrowers or their Subsidiaries.

          6.3. OTHER INFORMATION. Such other information concerning the business, properties or financial condition of any Company as Lender shall reasonably request including audit reports, registration statements, or other reports or notices provided to shareholders of GAINSCO and, if applicable, filed with the Securities and Exchange Commission.

          6.4. PAYMENT OF TAXES AND OTHER INDEBTEDNESS. Borrowers shall, and shall cause each of the other Companies to, pay and discharge (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (b) all lawful claims (including claims for labor, materials, and supplies), which, if unpaid, might give rise to a Lien upon any of its property, and (c) all of its other Indebtedness, except as prohibited under the Loan Documents; provided, however, that the Companies shall not be required to pay any such tax, assessment, charge, or levy if and so long as the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and appropriate reserves have been established in accordance with GAAP.

          6.5. MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS. Borrowers shall, and shall cause each of the other Companies to, preserve and maintain its existence and all of its rights, privileges, and franchises (including Intangible Rights) necessary in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all Legal Requirements of any Governmental


REVOLVING CREDIT AGREEMENT - PAGE 32
--------------------------
(GAINSCO/Bank One)

Authority, except where the failure to so preserve or maintain could not have a Material Adverse Effect.

          6.6. NOTICE OF DEFAULT. Borrowers shall furnish to Lender, immediately upon becoming aware of the existence of any condition or event which constitutes a Potential Default or an Event of Default, written notice specifying the nature and period of existence thereof and the action which Borrowers are taking or proposes to take with respect thereto.

          6.7. OTHER NOTICES. Borrowers shall, and shall cause each of the other Companies to, promptly notify Lender of (a) any material adverse change in its financial condition or its business, (b) any default under any material agreement, contract, or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by any Company, (c) any material adverse claim against or affecting any Company or any of its properties, and (d) the commencement of, and any material determination in, any litigation with any third party (other than lawsuits arising in the ordinary course of an Insurance Subsidiary's business initiated against an insured to which such Insurance Subsidiary is also named as a defendant under a state direct action statute) or any proceeding before any Governmental Authority affecting any Company.

          6.8. OPERATIONS AND PROPERTIES. Borrowers shall, and shall cause each of the other Companies to, (a) act prudently and in accordance with customary industry standards in managing and operating its assets and properties, and (b) keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

          6.9. BOOKS AND RECORDS; ACCESS. Borrowers shall, and shall cause each of the other Companies to, give any representative of Lender access upon reasonable notice and during all business hours to, and permit such representative to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of any Company and relating to its affairs, and to inspect any of the properties of any Company. Borrowers shall, and shall cause each of the other Companies to, maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

          6.10. COMPLIANCE WITH LAW. Borrowers shall, and shall cause each of the other Companies to, comply with all applicable Legal Requirements of any Governmental Authority, a breach of which could have a Material Adverse Effect.

          6.11. INSURANCE. Borrowers shall, and shall cause each of the other Companies to, keep all insurable property, real and personal, adequately insured at all times in such amounts and against such risks as are customary for Persons in similar businesses operating in the same vicinity, specifically to include a policy of hazard, casualty, fire, and extended coverage insurance covering all assets, business interruption insurance (where feasible), liability insurance, and worker's compensation insurance, in every case under a policy with a financially sound and reputable insurance company and with only such deductibles as are customary, and all to contain a mortgagee or loss payee clause naming Lender as its interest may appear.


REVOLVING CREDIT AGREEMENT - PAGE 33
--------------------------
(GAINSCO/Bank One)

          6.12. AUTHORIZATIONS AND APPROVALS. Borrowers shall, and shall cause each of the other Companies to, promptly obtain, from time to time at its own expense, all Governmental Authorizations as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

          6.13. FURTHER ASSURANCES. Borrowers shall, and shall cause each of the other Companies to, make, execute, and deliver or file or cause the same to be done, all such notices, additional agreements, mortgages, assignments, financing statements, or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents, the obligations of any Company thereunder.

          6.14. INDEMNITY BY BORROWERS. Borrowers shall indemnify, defend, and hold harmless Lender and its Representatives (individually, an "INDEMNITEE" and collectively, the "INDEMNITEES") from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, and expense (including interest, penalties, attorneys' fees, and amounts paid in settlement) to which any Indemnitee may become subject arising out of this Agreement and the other Loan Documents other than those which arise by reason of the gross negligence or willful misconduct of Lender, BUT SPECIFICALLY INCLUDING ANY LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY, OR EXPENSE ARISING OUT OF THE SOLE OR CONCURRENT NEGLIGENCE OF LENDER OR ANY OF ITS REPRESENTATIVES. Borrowers shall also indemnify, protect, and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including without limitation all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnitee, with respect to or as a direct or indirect result of the violation by any Company of any Environmental Law; or with respect to or as a direct or indirect result of any Company's use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Material on, under, from, or about real property. The provisions of and undertakings and indemnifications set forth in this SECTION 6.14 shall survive (a) the satisfaction and payment of the Obligation and termination of this Agreement, and (b) the release of any Liens held by Lender on real property or the extinguishment of such Liens by foreclosure or action in lieu thereof; provided, however, that the indemnification set forth herein shall not extend to any act or omission by Lender with respect to any property subsequent to Lender becoming the owner of such property and with respect to which property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action, or requirement arises subsequent to the acquisition of title thereto by Lender.

          6.15. ERISA COMPLIANCE. Borrowers shall, and shall cause each of the other Companies and each ERISA Affiliate to: (a) at all times, make prompt payment of all contributions required under all Plans and required to meet the minimum funding standards set forth in ERISA with respect to its Plan; (b) within thirty (30) days after the filing thereof, furnish to Lender copies of each annual report/return (Form 5500 series), as well as all schedules and


REVOLVING CREDIT AGREEMENT - PAGE 34
--------------------------
(GAINSCO/Bank One)
attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans for each Plan year; (c) notify Lender immediately of any fact including but not limited to, any Reportable Event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (d) furnish to Lender upon its request, such additional information concerning any of its Plans as may be reasonably requested.

          6.16. YEAR 2000 COMPLIANCE.

               (a) Borrowers shall furnish such additional information, statements and other reports with respect to Borrowers' and the other Companies activities, course of action and progress towards becoming Year 2000 Compliant as Lender may request from time to time.

               (b) In the event of any change in circumstances that causes or will likely cause any of Borrowers' or any other Companies' representations and warranties with respect to its being or becoming Year 2000 Compliant to no longer be true (hereinafter, referred to as a "CHANGE IN CIRCUMSTANCES") then Borrowers shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Lender with written notice (the "NOTICE") that describes in reasonable detail the Change in Circumstances and how much Change in Circumstances caused or will likely cause Borrowers' or any other Company's representations and warranties with respect to being or becoming Year 2000 Compliant to no longer be true. Borrowers shall, within ten (10) days of a request, also provide Lender with any additional information Lender requests of Borrowers in connection with the Notice and/or Change in Circumstances.

               (c) Borrowers shall give any representative of Lender access during all business hours to permit such representative to inspect any of the properties and Systems of Borrower or any Subsidiary, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of Lender.

          6.17. REAL ESTATE COLLATERAL. Borrowers shall, and shall cause each of the Grantor Subsidiaries to, promptly after the acquisition thereof, grant to Lender a first priority deed of trust or mortgage lien on any parcel of real property acquired by it having a market value of $1,000,000 or more, with the documents and agreements governing such transaction to be satisfactory in form and substance to Lender.

7.        NEGATIVE COVENANTS

          So long as Lender has any commitment to make Advances hereunder, and until payment in full of the Obligation, Borrowers agree that (unless Lender shall otherwise consent in writing):

REVOLVING CREDIT AGREEMENT - PAGE 35
--------------------------
(GAINSCO/Bank One)

          7.1. LIMITATION ON INDEBTEDNESS. Borrowers shall not, and shall not permit any of the other Companies to, incur, guarantee, or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except
(a) Indebtedness arising out of this Agreement, (b) other Indebtedness the existence of which does not result in any violation of any covenant contained in this Agreement, including without limitation SECTIONS 7.16 or 7.17.

          7.2. NEGATIVE PLEDGE. Borrowers shall not, and shall not permit any of the other Companies to, create, incur, permit, or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, except for
(a) Permitted Liens and (b) Liens securing the Obligation.

          7.3. NEGATIVE PLEDGE AGREEMENTS. Borrowers shall not, and shall not permit any of the other Companies to, enter into any agreement (excluding this Agreement or any other Loan Documents) prohibiting the creation or assumption of any Lien upon any of its property, revenues, or assets, whether now owned or hereafter acquired, or the ability of any Subsidiary to make any payments, directly or indirectly, to Borrowers by way of Dividends, advances, repayments of loans, repayments of expenses, accruals, or otherwise.

          7.4. RESTRICTIONS ON DIVIDENDS. GAINSCO shall not declare or make, or incur any liability to make, any Dividend if an Event of Default then exists or would exist after giving effect thereto. Borrowers shall not, and shall permit any of the other Companies to, declare or make, or incur any liability to make, any Dividend except to a Borrower.

          7.5. LIMITATION ON INVESTMENTS. Borrowers shall not, and shall not permit any of the other Companies to, make or have outstanding any Investments in any Person, except for (a) the Companies' ownership of Stock of Subsidiaries, (b) Cash Equivalent Investments and such other "cash equivalent" investments as Lender may from time to time approve in writing, (c) advances to employees and third parties not to exceed $100,000 in the aggregate at any time outstanding, (d) advances by any Company to another Company, (e) acquisitions of assets, including Stock, in the property and casualty insurance business provided that the total consideration paid or contracted to be paid for such acquisitions in any fiscal year of GAINSCO does not exceed the Acquisition/Sale Cap, (f) Investments by any Insurance Subsidiary permitted by applicable law made in the ordinary course of its business and (g) the Lalande Acquisition. No Company shall make any earn-out or similar payment with respect to any acquisition at any time that an Event of Default or Potential Default exists or would result from such payment.

          7.6. CERTAIN TRANSACTIONS. Borrowers shall not, and shall not permit any of the other Companies to, enter into any transaction with, or pay any management fees to, any Affiliate; provided, however, that (a) the Companies may enter into transactions with (i) any other Company, and (ii) with Affiliates (other than the Companies) upon terms not less favorable to the Companies than would be obtainable at the time in comparable, arms-length transactions with Persons other than Affiliates and (b) any Subsidiary of GAINSCO may pay management and other fees to either Borrower.

          7.7. MANAGEMENT AGREEMENT. Borrowers shall not permit to occur any amendment or other modification to the Management Agreement.


REVOLVING CREDIT AGREEMENT - PAGE 36
--------------------------
(GAINSCO/Bank One)

          7.8. LIMITATION ON SALE OF PROPERTIES. Borrowers shall not, and shall not permit any of the other Companies to (a) sell, assign, exchange, lease, or otherwise dispose of any of its properties, rights, assets, or business, whether now owned or hereafter acquired, except in the ordinary course of its business and for a fair consideration, or (b) sell, assign, or discount any accounts receivable, except that Borrowers and any Insurance Subsidiary may sell its assets for cash to the extent that the proceeds from all such sales in any fiscal year of GAINSCO do not exceed the lesser of (x) 10% of Consolidated Net Worth as of the date of determination or (y) 10% of Consolidated Revenue for such year (the "ACQUISITION/SALE CAP").

          7.9. ACQUISITIONS; SUBSIDIARIES. Borrowers shall not, and shall not permit any of the other Companies to, (a) form, incorporate, acquire, or make any Investment in any Subsidiary, except the Subsidiaries listed on EXHIBIT D or (b) acquire all or substantially all of the assets or Stock of any class of any other Person, except for Investments permitted under SECTION 7.5.

          7.10. LIQUIDATION, MERGERS, CONSOLIDATIONS, AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Borrowers shall not, and shall not permit any of the other Companies to, dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease, or otherwise all or substantially all of the assets or Stock of any Person, or sell, transfer, lease, or otherwise dispose of all or any substantial part of its property or assets or business; except that.

               (a) any Subsidiary of GAINSCO may be merged or consolidated with or into either Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with any one or more Subsidiaries of GAINSCO;

               (b) any Subsidiary of GAINSCO may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to GAINSCO or any Subsidiary of GAINSCO;

               (c) any Insurance Subsidiary may enter into any Reinsurance Agreement in the ordinary course of business in accordance with its normal underwriting, indemnity and retention policies, provided that no Insurance Subsidiary shall enter into any transaction resulting in Surplus Relief;

               (d) sales of assets permitted by SECTION 7.8; and

               (e) the sale of the capital stock or assets of APS for fair consideration.

          7.11. LINES OF BUSINESS; RECEIVABLES POLICY. Borrowers shall not, and shall not permit any of the other Companies to, directly or indirectly, engage in any business other than its existing business, or discontinue any of its material existing lines of business. Borrowers shall not, and shall not permit any of the other Companies to, make any material change in its credit and collection policy, which change would materially impair the collectibility of its receivables, or rescind, cancel, or modify any receivable, except in the ordinary course of business.

          7.12. FISCAL YEAR. Borrowers shall not, and shall not permit any of the other Companies to, change its fiscal year or method of accounting.


REVOLVING CREDIT AGREEMENT - PAGE 37
--------------------------
(GAINSCO/Bank One)

          7.13. SURPLUS DEBENTURE. GSC shall not at any time amend, modify, cancel, terminate or discharge, or waive compliance with, or fail to enforce, the terms of the Surplus Debenture.

          7.14. SALE AND LEASEBACK. Borrowers shall not, and shall not permit any of the other Companies to, enter into any arrangement with any Person pursuant to which any Company will lease, as lessee, any property which it owned as of the date hereof and which it sold, transferred, or otherwise disposed of to such other Person.

          7.15. MINIMUM CONSOLIDATED NET WORTH. Borrowers shall not permit Consolidated Net Worth, as of the last day of any fiscal quarter of GAINSCO, to be less than the sum of (a) $85,000,000.00, plus (b) an amount equal to the sum of fifty percent (50%) of Consolidated Net Income for each prior fiscal quarter beginning with the quarter ending December 31, 1998 through the last day of the fiscal quarter ending prior to or on the determination date. In making such determination, (1) the amount determined pursuant to clause (b) shall be equal to zero for any quarter for which there is a net loss and (2) the amounts included in net income (determined in accordance with GAAP) resulting from changes in accounting principles to the extent that such changes increase intangibles shall not be included in net income for purposes of this subsection.

          7.16. FIXED CHARGES COVERAGE RATIO. Borrowers shall not, as of the last day of any fiscal quarter of GAINSCO, permit the Fixed Charges Coverage Ratio of GAINSCO to be less than 1.5 to 1.0 at any fiscal quarter end through December 31, 2001 or 1.6 to 1.0 at any fiscal quarter end thereafter.

          7.17. LEVERAGE RATIO. Borrowers shall not permit, as of the last day of any fiscal quarter of GAINSCO, the ratio of (a) Total Debt to (b) Total Capitalization to exceed 0.2 to 1.0.

          7.18. RISK-BASED CAPITAL RATIO. Borrowers shall not permit the ratio of the Total Adjusted Capital of GAIC or MGAIC at the end of any fiscal year to the Company Action Level Risk-Based Capital of such Insurance Subsidiary on such date to be less than 2.25 to 1.0.

          7.19. MINIMUM STATUTORY SURPLUS. Borrowers shall not permit the Statutory Surplus of GAIC to be less than (i) $67,000,000 as of the end of any of GAIC's first three fiscal quarters in each fiscal year or (ii) $69,000,000 as of the end of any of its fiscal years.

          7.20. CAPITAL EXPENDITURES. Borrowers shall not permit the Capital Expenditures of GAINSCO and its Subsidiaries to exceed $1,000,000 in the aggregate during any fiscal year.

          7.21. MINIMUM STATUTORY EARNINGS. Borrowers shall not permit the Statutory Earnings of GAIC to be less than (a) $2,250,000 for its fiscal year ending December 31, 1999, (b) $4,500,000 for its fiscal year ending December 31, 2000, (c) $5,500,000 for its fiscal year ending December 31, 2001 and (d) $6,000,000 for any fiscal year thereafter.

          7.22. AMOUNT RECOVERABLE FROM REINSURERS. Borrowers will not permit, with respect to any Insurance Subsidiary at the end of any of its fiscal quarters, the Net Amount Recoverable from Reinsurers from reinsurers rated below A- by either Standard & Poor's Rating Service or


REVOLVING CREDIT AGREEMENT - PAGE 38
--------------------------
(GAINSCO/Bank One)

A.M. Best Company, Inc., the payment of which is not secured in a manner and to an extent acceptable to such Insurance Subsidiary's Insurance Regulatory Authority, to exceed 5% of the Statutory Surplus of such Insurance Subsidiary on such date. In making such determination, amounts recoverable under Quota Share Reinsurance Treaty attaching January 1, 1993 among GAIC, MGAIC and GCMIC shall be excluded. Any reinsurer whose rating is downgraded below the rating set forth above during a treaty year will be replaced at renewal if such downgrading results in the noncompliance by Borrowers with this SECTION 7.22.

8.        EVENTS OF DEFAULT

          8.1. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any one or more of the following events (herein collectively called "EVENTS OF DEFAULT") shall occur and be continuing:

               (a) any Borrower shall fail to pay when due any installment of principal or interest on the Principal Debt or any part thereof; or

               (b) any representation or warranty made under this Agreement, or any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made or deemed to have been made; or

               (c) default shall occur in the performance of (i) any of the covenants or agreements of either Borrower contained in SECTION 6.1 and SECTION 7, or (ii) any other covenants or agreements of any Company contained herein or in any of the other Loan Documents and, in the case of (II), such failure shall continue for fifteen (15) days; or

               (d) an Event of Default shall occur under any Collateral Document (as such term is defined in such Collateral Document); or

               (e) default shall occur in the payment of any material Indebtedness (other than the Obligation) of any Company or default shall occur in respect of any note or credit agreement relating to any such Indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or

               (f) any of the Loan Documents shall cease to be legal, valid, and binding agreements enforceable against the Person executing the same in accordance with its terms, shall be terminated, become or be declared ineffective or inoperative or cease to provide the respective liens, security interests, rights, titles, interests, remedies, powers, or privileges intended to be provided thereby; or any Borrower or Grantor Subsidiary shall deny that such Company has any further liability or obligation under any of the Loan Documents; or

               (g) any Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of such Company's assets, (ii) file a voluntary petition in bankruptcy, admit in writing that such Company is unable to pay such Company's debts as they become due, or


REVOLVING CREDIT AGREEMENT - PAGE 39
--------------------------
(GAINSCO/Bank One)
          generally not pay such Company's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws,
          (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Company in any bankruptcy, reorganization, or insolvency proceeding, or (vi) take corporate or partnership action for the purpose of effecting any of the foregoing; or

               (h) an involuntary proceeding shall be commenced against any Company seeking bankruptcy or reorganization of such Company or the appointment of a receiver, custodian, trustee, liquidator, or other similar official of such Company, or all or substantially all of such Company's assets, and such proceeding shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of any Company or appointing a receiver, custodian, trustee, liquidator, or other similar official of such Company, or of all or substantially all of such Company's assets; or

               (i) any final judgment(s) for the payment of money in excess of the sum of $100,000.00 in the aggregate shall be rendered against any Company and such judgment(s) shall not be satisfied or discharged, or the enforcement thereof stayed by appropriate proceedings, at least ten (10) days prior to the date on which any of such Person's assets could be lawfully sold to satisfy such judgment; or

               (j) GCMIC shall fail to make a scheduled payment on the Surplus Debenture in accordance with the terms thereof; or

               (k) (i) Any Governmental Authority shall issue any order of conservation, supervision or any other order of like effect relating to either Borrower or any Insurance Subsidiary, (ii) any License shall be revoked, the revocation of which could cause a Material Adverse Effect, or (iii) any insurance commissioner or any other insurance regulator of any state intervenes or takes any formal steps towards intervening in the management of the business or operations of either Borrower or any Insurance Subsidiary or either Borrower or any Insurance Subsidiary facilitates or takes any affirmative action with the intention of facilitating such intervention; or

               (l) a reserve adequacy report delivered pursuant to SECTION 6.2 indicates that the GAINSCO and its Insurance Subsidiaries shall have reserves (net of reinsurance) of less than the higher of (a) the low end of the adequacy range set forth in such report, if a range is provided therein, and (b) 95% of the lower of (1) the midpoint of the adequacy range set forth in such report, if a range is provided therein and (2) the adequacy point estimate set forth in such report, if any; provided that if at the time of the delivery of any such report GAINSCO and its Insurance Subsidiaries do not have reserves as provided above, no Event of Default shall occur under this SECTION until the 60th day after the


REVOLVING CREDIT AGREEMENT - PAGE 40
--------------------------
(GAINSCO/Bank One)
          delivery of such report and then only if GAINSCO and its Insurance Subsidiaries have failed to comply with the foregoing requirement within such 60-day period; or

               (m) a Change in Control shall occur.

          8.2. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall occur and be continuing, then Lender may, without notice, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lender in its sole discretion may deem necessary or appropriate: (a) terminate Lender's commitment to lend hereunder, (b) declare the Obligation or any part thereof to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrowers hereby expressly waive, anything contained herein or in the Note to the contrary notwithstanding, (c) reduce any claim to judgment, or (d) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, if any Event of Default specified in SECTIONS 8.1(G) or (H) shall occur, then the Obligation shall thereupon become due and payable concurrently therewith, and Lender's obligation to lend shall immediately terminate hereunder, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind, all of which Borrowers hereby expressly waive.

          8.3. PERFORMANCE BY LENDER. If any Company fails to perform any covenant, duty, or agreement contained in any of the Loan Documents, then Lender may perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, Borrowers shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its principal office in Dallas, Texas together with interest thereon at the Maximum Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender shall not assume any liability or responsibility for the performance of any duties of any Company hereunder or under any of the Loan Documents and none of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the management and affairs of any Company.

          8.4. ORDER OF APPLICATION.

               (a) NO DEFAULT. If no Event of Default exists, then except as specifically provided in the Loan Documents, any payments shall be applied to the Obligation in the order and manner as Borrowers direct.

               (b) DEFAULT. If an Event of Default exists, then any payment (including proceeds from the exercise of any rights and remedies in the Collateral) shall be applied in the following order:

                    (i) to all fees and expenses which Lender has not been paid or reimbursed in accordance with the Loan Documents;


REVOLVING CREDIT AGREEMENT - PAGE 41
--------------------------
(GAINSCO/Bank One)

                    (ii) to accrued interest on the Principal Debt; and

                    (iii) to the remaining Obligation in the order and manner
               as Lender deems appropriate.

9.        MISCELLANEOUS

          9.1. ACCOUNTING REPORTS. All financial reports or projections furnished by any Person to Lender pursuant to this Agreement shall be prepared in such form and such detail as shall be satisfactory to Lender, shall be prepared on the same basis as those prepared by such Person in prior years, and, where applicable, shall be the same financial reports and projections as those furnished to such Person's officers and directors.

          9.2. WAIVER. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of any Loan Document, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar, or other instances without such notice or demand.

          9.3. PAYMENT OF EXPENSES. Borrowers agree to pay Lender on demand all out-of-pocket costs and expenses of Lender (including, without limitation, the reasonable attorneys' fees of Lender's counsel) incurred in connection with the preservation and enforcement of Lender's rights under the Loan Documents, and all reasonable costs and expenses of Lender (including without limitation the reasonable fees and expenses of Lender's counsel) in connection with the negotiation, preparation, execution, delivery, and administration of the Loan Documents.

          9.4. NOTICES. Any communications required or permitted to be given by any of the Loan Documents must be (a) in writing and personally delivered or mailed by prepaid certified or registered mail, or (b) made by facsimile transmission delivered or transmitted, to the party to whom such notice of communication is directed, to the address of such party shown opposite its name on the signature pages hereof. Any such communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or, if transmitted by facsimile transmission, on the day that such communication is transmitted as aforesaid subject to telephone confirmation of receipt; provided, however, that any notice received by Lender after 10:00 a.m. Dallas, Texas time on any day from Borrowers pursuant to SECTION 2.2 (with respect to a Notice of Borrowing) shall be deemed for the purposes of such SECTION to have been given by Borrowers on the next succeeding day, or if mailed, on the fifth (5th) day after it is marked as aforesaid. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this SECTION 9.4.

          9.5. GOVERNING LAW. THIS AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND THE SUBSTANTIVE LAWS OF


REVOLVING CREDIT AGREEMENT - PAGE 42
--------------------------
(GAINSCO/Bank One)

SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS.

          9.6. CHOICE OF FORUM; CONSENT TO SERVICE OF PROCESS AND JURISDICTION. Any suit, action, or proceeding against Borrowers with respect to this Agreement, the Note, or other Loan Documents, or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Dallas, or in the United States courts located in the State of Texas as Lender in its sole discretion may elect and Borrowers hereby irrevocably submit to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Borrowers hereby irrevocably consent to the service of process in any suit, action, or proceeding in said court by the mailing thereof by Lender by registered or certified mail, postage prepaid, to each Borrower's address shown opposite its name on the signature pages hereof. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrowers or with respect to any of its property in courts in other jurisdiction. Borrowers hereby irrevocably waive any objections which it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement, the Note, or any other Loan Documents brought in the courts located in the State of Texas, County of Dallas, and hereby further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum. Any action or proceeding by any Borrower against Lender shall be brought only in a court located in Dallas County, Texas.

          9.7. INVALID PROVISIONS. Any provision of any Loan Document held by a court of competent jurisdiction to be illegal, invalid or unenforceable and shall not invalidate the remaining provisions of such Loan Document which shall remain in full force and the effect thereof shall be confined to the provision held invalid or illegal.

          9.8. MAXIMUM INTEREST RATE. Regardless of any provision contained in any of the Loan Documents, Lender shall never be entitled to receive, collect, or apply as interest (whether termed interest herein or deemed to be interest by operation of law or judicial determination) on the Note any amount in excess of interest calculated at the Maximum Rate, and, in the event that any Lender ever receives, collects, or applies as interest any such excess, then the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligation is paid in full, then any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrowers and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Note; provided that, if the Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, then Lender shall refund to


REVOLVING CREDIT AGREEMENT - PAGE 43
--------------------------
(GAINSCO/Bank One)

Borrowers the amount of such excess or credit the amount of such excess against the principal amount of the Note and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving, or receiving interest in excess of interest calculated at the Maximum Rate.

          9.9. NON-LIABILITY OF LENDER. The relationship between the Companies and Lender is, and shall at all times remain, solely that of borrower and lender and Lender has no fiduciary or other special relationship with any Company.

          9.10. SET-OFF. If an Event of Default shall have occurred and be continuing Lender is hereby authorized at any time and from time to time, without notice to Borrowers (any such notice being hereby expressly waived by Borrowers), to set-off and apply any and all deposits (general, special time, demand, provisional, or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of either Borrower against any and all of the Obligation, irrespective of whether or not Lender shall have made any demand under such Loan Documents and although such Obligation may be unmatured. Lender agrees promptly to notify Borrowers after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

          9.11. SUCCESSORS AND ASSIGNS. The Loan Documents shall be binding upon and inure to the benefit of Borrowers and Lender and their respective successors, assigns, and legal representatives; provided, however, that Borrowers may not, without the prior written consent of Lender, assign any rights, powers, duties, or obligations thereunder. Lender reserves the right to sell all or a portion of its interest in the Loan Documents, and Lender shall have the right to disclose any information in its possession regarding any Company, or any assets pledged to Lender in connection herewith to any potential transferee of the Note or any part thereof.

          9.12. TEXAS FINANCE CODE. Borrowers and Lender hereby agree that the provisions of Chapter 346 of the Texas Finance Code, as amended (regulating certain revolving credit loans and revolving tri-party accounts), shall not apply to the Loan Documents.

          9.13. HEADINGS. SECTION headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

          9.14. SURVIVAL. All representations and warranties made by Borrowers herein shall survive delivery of the Note and the making of the Loan.

          9.15. PARTICIPATIONS. Lender shall have the right to enter into participation agreements with other banks with respect to the Note, and grant participations in the rate of other loan documents but such participation shall not affect the rights and duties of such Lender hereunder vis-a-vis Borrowers. Each actual or proposed participant shall be entitled to receive all information received by Lender regarding the creditworthiness of Borrowers, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181

REVOLVING CREDIT AGREEMENT - PAGE 44
--------------------------
(GAINSCO/Bank One)

(Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the actual or proposed participant is subject to the circular or not).

          9.16. NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall any Loan Document or any course of conduct by any party hereto be construed to make or render Lender or any of its officers, directors, agents, or employees liable
(a) to any materialman, supplier, contractor, subcontractor, purchaser, or lessee of any property owned by any Borrower, or (b) for debts or claims accruing to any such Persons against any Borrower.

          9.17. WAIVER OF JURY TRIAL. BORROWERS AND LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWERS AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.

          9.18. CAPITAL ADEQUACY. If, after the date hereof, Lender shall have determined that either (a) the adoption of any applicable law, rule, regulation, or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (b) compliance by Lender (or any lending office of Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its or Borrowers' obligations hereunder to a level below that which Lender could have achieved but for such adoption, change, or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time-to-time, within ten (10) days after demand by Lender, Borrowers shall pay to Lender such additional amount or amounts as will adequately compensate Lender for such reduction. Lender will promptly notify Borrowers of any event of which it has actual knowledge, occurring after the date thereof, which will entitle Lender to compensation pursuant to this SECTION 9.18. A certificate of Lender claiming compensation under this SECTION 9.18 and setting forth the additional amount or amounts to be paid to it hereunder, together with the description of the manner in which such amounts have been calculated, shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

          9.19. MULTIPLE COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.


REVOLVING CREDIT AGREEMENT - PAGE 45
--------------------------
(GAINSCO/Bank One)

          9.20. ARBITRATION. LENDER AND BORROWERS AGREE THAT UPON THE WRITTEN DEMAND OF ANY OF THEM, WHETHER MADE BEFORE OR AFTER THE INSTITUTION OF ANY LEGAL PROCEEDINGS, BUT PRIOR TO THE RENDERING OF ANY JUDGMENT IN THAT PROCEEDING, ALL DISPUTES, CLAIMS AND CONTROVERSIES BETWEEN THEM, WHETHER INDIVIDUAL, JOINT, OR CLASS IN NATURE, ARISING FROM THIS AGREEMENT, ANY LOAN DOCUMENT OR OTHERWISE, INCLUDING WITHOUT LIMITATION CONTRACT DISPUTES AND TORT CLAIMS, SHALL BE RESOLVED BY BINDING ARBITRATION PURSUANT TO THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). ANY ARBITRATION PROCEEDING HELD PURSUANT TO THIS ARBITRATION PROVISION SHALL BE CONDUCTED IN THE CITY NEAREST THE BORROWERS' ADDRESS HAVING AN AAA REGIONAL OFFICE, OR AT ANY OTHER PLACE SELECTED BY MUTUAL AGREEMENT OF THE PARTIES. NO ACT TO TAKE OR DISPOSE OF ANY COLLATERAL SHALL CONSTITUTE A WAIVER OF THIS ARBITRATION PROVISION OR BE PROHIBITED BY THIS ARBITRATION PROVISION. THIS ARBITRATION PROVISION SHALL NOT LIMIT THE RIGHT OF EITHER PARTY DURING ANY DISPUTE, CLAIM OR CONTROVERSY TO SEEK, USE AND EMPLOY ANCILLARY, OR PRELIMINARY RIGHTS AND/OR REMEDIES, JUDICIAL OR OTHERWISE, FOR THE PURPOSES OF REALIZING UPON, PRESERVING, PROTECTING, FORECLOSING UPON OR PROCEEDING UNDER FORCIBLE ENTRY AND DETAINER FOR POSSESSION OF, ANY REAL OR PERSONAL PROPERTY, AND ANY SUCH ACTION SHALL NOT BE DEEMED AN ELECTION OF REMEDIES. SUCH REMEDIES INCLUDE, WITHOUT LIMITATION, OBTAINING INJUNCTIVE RELIEF OR A TEMPORARY RESTRAINING ORDER, INVOKING A POWER OF SALE UNDER ANY DEED OF TRUST OR MORTGAGE, OBTAINING A WRIT OF ATTACHMENT OR IMPOSITION OF A RECEIVERSHIP, OR EXERCISING ANY RIGHTS RELATING TO PERSONAL PROPERTY, INCLUDING EXERCISING THE RIGHT OF SET-OFF, OR TAKING OR DISPOSING OF SUCH PROPERTY WITH OR WITHOUT JUDICIAL PROCESS PURSUANT TO THE UNIFORM COMMERCIAL CODE. ANY DISPUTES, CLAIMS OR CONTROVERSIES CONCERNING THE LAWFULNESS OR REASONABLENESS OF AN ACT, OR EXERCISE OF ANY RIGHT OR REMEDY CONCERNING ANY COLLATERAL, INCLUDING ANY CLAIM TO RESCIND, REFORM OR OTHERWISE MODIFY ANY AGREEMENT RELATING TO THE COLLATERAL, SHALL ALSO BE ARBITRATED; PROVIDED, HOWEVER, THAT NO ARBITRATOR SHALL HAVE THE RIGHT OR THE POWER TO ENJOIN OR RESTRAIN ANY ACT OF EITHER PARTY. JUDGMENT UPON ANY AWARD RENDERED BY ANY ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE STATUTE OF LIMITATIONS, ESTOPPEL, WAIVER, LACHES AND SIMILAR DOCTRINES WHICH WOULD OTHERWISE BE APPLICABLE IN AN ACTION BROUGHT BY A PARTY SHALL BE APPLICABLE IN ANY ARBITRATION PROCEEDING, AND THE COMMENCEMENT OF AN ARBITRATION PROCEEDING SHALL BE DEEMED THE COMMENCEMENT OF ANY ACTION FOR THESE PURPOSES. THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE) SHALL APPLY TO THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT OF THIS ARBITRATION PROVISION.

          9.21. ENTIRETY. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH ANY BORROWER IS A PARTY MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.


REVOLVING CREDIT AGREEMENT - PAGE 46
--------------------------
(GAINSCO/Bank One)

          9.22. CONFIDENTIALITY. Lender agrees to keep confidential any information furnished or made available to it by any Company pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent Lender from disclosing such information (a) to any Affiliate of Lender, or any officer, director, employee, agent, or advisor of Lender or any Affiliate of Lender, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Legal Requirement, (d) upon the order of any court or administrative agency,
(e) upon the request or demand of any Governmental Authority, (f) that is or becomes available to the public or that otherwise becomes available to Lender other than as a result of a disclosure by Lender prohibited by this Agreement,
(g) in connection with any litigation to which Lender or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this SECTION, to any actual or proposed participant or assignee.

                            [SIGNATURE PAGE FOLLOWS]


REVOLVING CREDIT AGREEMENT - PAGE 47
--------------------------
(GAINSCO/Bank One)

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Addresses for Notice:                      BORROWERS:

500 Commerce Street                        GAINSCO, INC.
Fort Worth, Texas 76102
Attention: Chief Financial Officer
Telecopy: (817) 338-1454                   By: /s/ GLENN W. ANDERSON
                                               ---------------------------------
                                               Glenn W. Anderson
                                               President and
                                               Chief Executive Officer

500 Commerce Street                        GAINSCO SERVICE CORP.
Fort Worth, Texas 76102
Attention: Chief Financial Officer
Telecopy: (817) 338-1454                   By: /s/ DANIEL J. COOTS
                                               ---------------------------------
                                               Daniel J. Coots
                                               Senior Vice President and
                                               Chief Financial Officer

                                           LENDER:

1717 Main Street, 4th Floor                BANK ONE, TEXAS, NATIONAL ASSOCIATION
Dallas, Texas 75201
Attention: Mr. Robert Humphreys
Telecopy: (214) 290-2332                   By: /s/ ROBERT HUMPHREYS
                                               ---------------------------------
                                               Robert Humphreys
                                               Vice President


REVOLVING CREDIT AGREEMENT - PAGE 48
--------------------------
(GAINSCO/Bank One)